                                                                   EXHIBIT 10.13



   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.



               MASTER PURCHASE AND RESELLER/DISTRIBUTOR AGREEMENT

                                     BETWEEN

                            UNISPHERE SOLUTIONS, INC.

                                       AND

                           SIEMENS AKTIENGESELLSCHAFT
                   ICN GROUP, CARRIER SALES GERMANY, ICN VD/VT




                            UNISPHERE SOLUTIONS, INC.
                               ONE EXECUTIVE DRIVE
                            CHELMSFORD, MA 01824, USA



                  SIEMENS AKTIENGESELLSCHAFT, BERLIN AND MUNICH
                          Federal Republic of Germany,
                         Hofmannstrasse 51, 81359 Munich




                    Unisphere and Siemens being the "Parties"

                MASTER PURCHASE AND RESELLER/DISTIBUTOR AGREEMENT


THIS AGREEMENT is made effective as of the date written below by and between Unisphere Solutions, Inc., a Delaware Corporation ("Unisphere"), having a principal place of business at One Executive Drive, Chelmsford, Massachusetts 01824, USA and Siemens Aktiengesellschaft, ICN Group, Carrier Sales Germany, ICN VD/VT ("Reseller/Distributor"), having a principal place of business at Hofmannstrasse 51, D-81359 Munich, Federal Republic of Germany.

RECITALS OF FACT

1. Unisphere sells and licenses the products (the "Products") and services named in the attached Exhibit B.

2. Reseller/Distributor intends to market, sell and sublicense the Products, and Unisphere is willing to allow Reseller/Distributor to do so pursuant to the terms and conditions of this Agreement.


NOW, THEREFORE, in consideration of their mutual promises and obligations contained in this Agreement, the parties agree as follows:

1.   TERM

     This Agreement shall become effective as of the date written below and shall continue in force for a period of sixty (60) months (the "Term"). Up until one hundred eighty days (180) days prior to the expiration date of the Term, either party shall have the right to propose a termination or renewal of this Agreement upon such terms as such party deems appropriate and all terms of such renewal are subject to negotiation and mutual agreement. In the event that neither party elects to propose a termination or to re-negotiate the terms and conditions hereof, this Agreement shall automatically renew upon the current terms and conditions for an additional one (1) year period. If the Term of this Agreement is so extended, the Term may then be further extended for additional period(s) of one (1) year each provided that neither party then exercises its rights to propose a termination or re-negotiation of the terms and conditions of the Agreement one hundred eighty (180) days prior to the expiration of then current Term (as so extended). Notwithstanding the foregoing, the parties hereto acknowledge and agree that the Term of this Agreement may be terminated earlier in accordance with the terms and provisions of Section 19.1 or Section 19.2 hereof.

2.   APPOINTMENT OF SIEMENS

2.1 Appointment. Unisphere appoints as its Reseller/Distributor the following division of Siemens Aktiengesellschaft: the ICN Group, Carrier Sales Germany, ICN VD/VT, which division is hereinafter referred to as "Siemens" ) and Siemens accepts such appointment to be Unisphere's nonexclusive independent Reseller/Distributor during the Term for the resale and sublicense of the Products in the following territory: (i) Germany; (ii) the international affiliates of German Carriers, Service Providers and Enterprise Entities as mutually agreed upon by the parties, (iii) non-US based international carriers as mutually agreed upon by the parties, and (iv) international affiliates of U.S. based carriers as mutually agreed upon by the parties; any such agreement shall be in the sole discretion of Unisphere, which discretion shall be exercised in a commercially reasonable manner, and will be set forth in Exhibit A hereto or in an amendment to Exhibit A hereto, (the "Territory"), to customers in the Territory. Pricing for the Products shall be as set out in Unisphere's then-current U.S. price list less any applicable discount schedules (the "Price List") in Exhibit B.

2.2 Nonexclusive Reseller/Distributor. Siemens acknowledges that its appointment under this Agreement is nonexclusive. Siemens also acknowledges Unisphere's right in its sole discretion to appoint additional Resellers and/or Distributors, and to make direct sales or additional distribution of the Products or any other Unisphere products or services in the Territory to any customers in that Territory without liability or obligation to Siemens.

3.   SIEMENS' OBLIGATIONS

3.1 Sale of Product. Siemens shall use its best commercial efforts to sell, sublicense and promote the Products within the Territory and shall not perform any act that may hinder or interfere with, or disparage or damage the reputation of, Unisphere and that of its products and services. In no event shall Siemens make any representations or warranties regarding the Products which are not included in or which are inconsistent with information provided by Unisphere to Siemens; notwithstanding the foregoing, in the event that Siemens elects to extend a warranty to a customer which is in excess of the limited warranty provided by Unisphere to Siemens under the terms of Section 13 hereof, Siemens shall be solely responsible therefor and shall indemnify and hold Unisphere harmless from any and all claims, in accordance with Section 17 hereof. Unisphere acknowledges and agrees that Siemens shall be entitled in its sole discretion to sell competing products to Unisphere's products both within and outside of the Territory.

3.2 Sales Plan. Siemens shall use its best commercial efforts to obtain the annual sales goals contained in the sales plan (the "Sales Plan") mutually developed by Unisphere and Siemens.

3.3 Trademarks. In selling or sublicensing the Products, Siemens shall retain all Unisphere trademarks, logos, markings, colors or other insignia which are affixed to the Products or related materials at the time of Unisphere's shipment to Siemens. Siemens may only use Unisphere's name and trademarks in Siemens' advertising and in trade shows in accordance with Unisphere's then current guidelines on Trade Name and Trademark usage which will be provided, from time to time to Siemens, provided, however, that Unisphere shall provide Siemens with thirty (30) days advance notice of any commercial change to those guidelines and Siemens shall have a period of ninety (90) days from issuance of such notice to phase out its use of any materials prepared under those guidelines. The parties agree that in the event that Unisphere institutes new guidelines for legal reasons, no advance notice is required and Siemens is required to immediately comply with the new guidelines upon receipt thereof. Unisphere expressly prohibits any other direct or indirect use, reference to, or employment of Unisphere's trademarks, logos, trade names or any other logos, trademarks or trade names confusingly similar to Unisphere's unless otherwise authorized in writing by Unisphere, which authorization shall be in Unisphere's sole discretion. Siemens agrees to refrain from registering or applying to register such trademarks, logos, or trade names in its own name and agrees that any attempt to do so will constitute an event of default under this Agreement.

3.4 Qualifications. Siemens represents that it has the facilities, resources, personnel and experience to promote, advertise, market and sell the Products, and to perform its obligations under this Agreement. Siemens represents that it has the personnel and capabilities, once trained by Unisphere, to provide Level 1 and Level 2 support for the Products, except as otherwise specifically agreed by the parties.

3.5 Training. Siemens agrees to attend technical product or similar training seminars which may be periodically offered by Unisphere by sending sales and support personnel at its own cost.; Product and training seminars, including train the trainer training, shall be offered to Siemens at Unisphere's then-current training prices provided, however, that Unisphere shall provide Siemens with ten (10) seats per contract year for such training free of charge. Such seminars will be conducted in English at locations in the continental U.S. or Europe as designated by Unisphere. Siemens shall bear all travel, lodging, meal and other expenses of its personnel connected with such seminars. Siemens shall have the right to reproduce any training materials provided by Unisphere for internal use only provided that all such copies shall include the copyright notices and any other proprietary notices provided by Unisphere.

     Unisphere shall provide to Siemens, upon mutually agreeable terms, and Siemens must use commercially reasonable efforts to complete Sales training classes for applicable Products, which will be conducted at a location, at times and in a format to be determined by Unisphere based on commercially reasonable business practices. Unisphere sales training shall be provided free of charge to Siemens. Such seminars will be conducted in English. Siemens shall bear all travel, lodging, meal and other expenses of its personnel connected with such seminars. Siemens shall have the right to reproduce any training materials provided by Unisphere for internal use only provided that all such copies shall include the copyright notices and any other proprietary notices provided by Unisphere.

3.6 Single Tier Reseller/Distributor. In recognition of the complexity of computer networking technology and to ensure the success of Product sales, Siemens shall remain a single-tier Reseller/Distributor of Unisphere Products, selling directly to end-users/customers. On a case-by-case basis, Siemens may request to act as a second-tier reseller/distributor by appointing a reseller/distributor to sell the Products within the Territory, provided that Unisphere may grant or deny such requests in its sole discretion, which discretion shall be exercised in a commercially reasonable manner, and, if it consents to any such request, that agreement shall be set forth in writing signed by the Parties and Siemens shall be obligated to provide support for those Products sold by that reseller/distributor. Siemens shall notify Unisphere in writing of any request to appoint a second-tier reseller/distributor, indicating the identity and location of the proposed second-tier reseller/distributor together with a description of the territory in which the proposed reseller/distributor will operate, the customers it will support and the Siemens' business reason for the request, and Unisphere shall respond to each such written request within ten (10) business days from receipt thereof. Unisphere hereby agrees that Siemens shall be entitled to sell the Products in the Territory to those customers in those specific corresponding countries as set forth in Exhibit A hereto through its sales outlets, which are defined to include the following: (i) Siemens AG; (ii) a subsidiary of Siemens AG; or (iii) an affiliated entity which is either partially or wholly-owned by Siemens AG, (hereinafter referred to as the "Siemens Sales Outlets").

3.7 Local Compliance. Siemens shall inform Unisphere of the requirements of any governmental authorities concerning approval of the Products in the Territory. Siemens shall obtain all such approvals after obtaining Unisphere's consent prior to making any filings with applicable approving authorities. Unisphere shall bear the cost of such filings, including equipment and filing fees, in those countries where Unisphere elects to have the applications filed in its own name, which list shall be included in Exhibit C to this Agreement, as amended from time to time; in all other countries, the parties shall agree to the filing process and costs on a case-by-case basis by mutual agreement. Except as otherwise expressly agreed to by Unisphere, Siemens agrees to obtain any such approvals in Unisphere's name. The parties agree to cooperate in these filings by providing reasonably necessary information and documentation.

3.8 Import Compliance. Siemens shall use commercially reasonable efforts to secure any required import certificates and end-user statements, and shall perform all activities requested or required to legally import the Products into the Territory. Siemens agrees to use commercially reasonable efforts to support any processes and procedures to obtain any required United States Government export authorizations, including those of the Departments of Commerce or State. Upon Unisphere's reasonable request, Siemens also agrees to provide Unisphere with a Letter of Assurance certifying its compliance with the United States Department of Commerce's "Table of Denial Orders" regulations.

3.9 Customer Satisfaction. Siemens shall take reasonable, prompt and efficient actions to ensure customer satisfaction with the Products and shall resolve all customer complaints in an expedited manner.

3.10 Advertising and Trade Shows. Siemens agrees to expend during each fiscal year (based on Unisphere's fiscal year) of the Term a commercially reasonable amount to advertise and promote the Products in the Territory in allotments, at times and through media as agreed upon by the parties for the applicable fiscal year. Unisphere is not required to provide any advertising or trade show support in the Territory and therefore the responsibility for advertising and trade show participation shall be solely on Siemens. Siemens shall participate in no less than two (2) major trade shows for like Products in the Territory in each of Unisphere's fiscal years during the Term of this Agreement. Such participation shall be in the form of obtaining and staffing a booth in a reasonably high-traffic location at the show, which booth shall be maintained, operated, staffed and decorated in a manner reasonably consistent with that of the other booths established for the presentation and sale of similar, high-quality products; in addition, Siemens must endeavor to establish a separate demonstration area within the booth for Unisphere's Products in order to create specific brand awareness of the Unisphere Product. All expenses incurred with respect to participation in such trade shows and the operation and maintenance of such booth shall be borne by Siemens.

4.   UNISPHERE'S OBLIGATIONS

4.1 Information. Unisphere agrees to provide Siemens with a commercially reasonable supply of English language Product sales literature and marketing information at its then current prices. At its own expense, with Unisphere's prior written approval, Siemens may translate such Unisphere sales or marketing materials pursuant to this Section into the language(s) spoken in the Territory and may reproduce such translations. Siemens shall ensure that all applicable Unisphere copyright and trademark notices are included in the translations. Regardless of author, Unisphere shall retain all ownership rights in the content of such translations and Siemens shall have the exclusive right to distribute the materials it had translated provided nothing herein shall preclude Unisphere from directly or indirectly obtaining translations of those materials and distributing the same. Siemens agrees to provide copies of such translations to Unisphere at no cost for its internal use only.

4.2 Export Licenses. Unisphere agrees to use commercially reasonable efforts to obtain any export license(s) required by the United States Government for the export of the Products to Siemens on the basis of supporting documentation provided to Unisphere by Siemens. Each party agrees to reasonably assist the other in securing any documents and/or other information required to support such licensing efforts.

4.3 Unisphere shall use commercially reasonable efforts to be certified according to ISO 9002 by December 31, 2000. Unisphere agrees to consider in a commercially reasonable manner future requests from Siemens for other certifications on a case-by-case basis.

4.4 If Siemens or its end-user so requests, they shall be allowed to visit Unisphere's premises to review its quality and inspection system upon prior notice and at mutually convenient times and provided each such end-user must enter into a non-disclosure agreement with Unisphere in a form acceptable to Unisphere.

4.5 If Siemens or any of its end-users request to perform a factory inspection, they shall be allowed to visit the factory premises upon prior notice and at mutually convenient times and provided each such end-user must enter into a non-disclosure agreement with Unisphere and said factory in a form acceptable to Unisphere. Any costs assessed by the factory for such inspection shall be borne by Unisphere, except for the travel, lodging and living expenses incurred by the end-users or the Siemens.

4.6 (a) Unisphere may make changes in the Products, in whole or in part, to be supplied to Siemens at any time prior to delivery, to include but not be limited to changes in electrical or mechanical design, as deemed appropriate by Unisphere without any obligation to modify or change any Products previously delivered to Siemens provided, however, that form, fit, function, safety and/or reliability is maintained by Unisphere,. Unisphere will notify Siemens of any changes not affecting form, fit, function, safety or reliability within thirty
(30) days following such modification.

     (b) With respect to any change affecting form, fit, function, safety and/or reliability of the Products, Unisphere shall notify Siemens sixty (60) days in advance thereof except for situations where such change is due to a product design issue which could potentially result in liability by Unisphere for product liability, intellectual property right infringement, safety and/or government regulatory action against Unisphere.

     (c) With respect to any change affecting form, fit, function, safety or reliability of the Products, except for situations where such change is due to a product design issue which could potentially result in legal liability for, or government regulatory action against, Unisphere, Unisphere must receive the consent of Siemens prior to implementing any such modification, which consent shall not be unreasonably withheld.

4.7 Siemens is entitled to request changes to the Products and the parties agree to discuss any such requests on a case-by-case basis. Unisphere shall consider all such requests in a commercially reasonable manner and, if acceptable, the parties shall agree in writing upon the terms, conditions and costs for such changes. In the event that Unisphere determines in its commercially reasonable discretion that there is an epidemic failure (as defined in the

SLA attached hereto in Exhibit D) of the Products, then any changes to the Products needed, in Unisphere's determination, to remedy said epidemic failure shall be provided by Unisphere free of charge.

4.8 Changes to Products which are necessary due to end-user requirements may be implemented by Unisphere, in its commercially reasonable discretion, subject to terms and conditions to be mutually agreed upon by the parties.

4.9 In the event that Unisphere modifies a Product under Section 4.6 hereof, Unisphere shall at its own expense provide Siemens two (2) samples of the modified Product for testing purposes for a reasonable period of time to be agreed upon by the parties. After such tests, Siemens shall, in its sole discretion, buy or return such samples to Unisphere. The cost of the return shipment shall be borne by Unisphere if the change is within the last sentence of Section 4.7 hereof.

4.10 All Documentation shall comply with the latest technical standards of the Product in question and shall be updated accordingly in case of modifications. Unisphere shall provide Siemens without delay and free of charge all updates regarding the Documentation relating to the Products subject to this Agreement. This obligation shall apply not only during the term of this Agreement but also after its expiry for such time as Products are used by end-users of Siemens during the post-termination period as provided for in Section 19.5 hereof.

     Siemens shall be entitled to copy, translate and use Unisphere's Documentation, provided that Siemens must attach to such Documentation any copyright or proprietary notice provided by Unisphere on such materials and may only supply any copied or translated Documentation to end-users/customers.

4.11 New Products. If, during the Term of this Agreement, Unisphere intends to introduce a new product line which is generally available to Unisphere's customers, then Unisphere shall, under normal circumstances, use commercially reasonable efforts to inform Siemens thereof no less than six months prior to such general customer introduction, and shall provide Siemens with the specifications for such new product(s) in such product line. For purposes of this Agreement, the parties acknowledge and agree that Unisphere currently offers the following product lines as of the date of this Agreement: the ERX, the UMC, the SMX and the SRX; the terms and provisions of this Section 4.11 shall apply only to new product lines in addition to these existing product lines. Upon Siemens' request, Unisphere shall provide two (2) test samples of such new product to Siemens, which shall be provided at a special introductory price established by Unisphere. In the event that Siemens desires to distribute such new product within such new product line, it shall notify Unisphere thereof in writing and the Parties shall enter into discussions regarding the prices, discounts and lead times for delivery of such new product; if the Parties reach a mutual agreement on such terms, the parties will amend Exhibits B and E to add such Products as well as the terms regarding prices, discounts and lead times applicable to such new product, provided, however, that the terms and conditions set forth in this Agreement shall apply with respect to this new product except with respect to pricing, discounts and lead times, which shall be subject to the mutual written agreement of the parties.

4.12 New Products/ERX, SMX, SRX or UMC. . If, during the Term of this Agreement, Unisphere intends to introduce a new product within the ERX, SMX, SRX or UMC product lines which is generally available to Unisphere's customers, then Unisphere shall, upon

Siemens' request, provide two (2) test samples of such new product to Siemens, which shall be provided at a special introductory price established by Unisphere. In the event that Siemens desires to distribute such new product within such product line, it shall notify Unisphere thereof in writing and the Parties shall enter into discussions regarding the prices and discounts for such new product; if the Parties reach a mutual agreement on such terms, the parties will amend Exhibits B and E to add such Products as well as the terms regarding prices and discounts applicable to such new product, provided, however, that the terms and conditions set forth in this Agreement for the existing product line, including but not limited to lead time, shall apply with respect to this new product except with respect to pricing, which shall be subject to the mutual written agreement of the parties.

5.   PRICES

5.1 During the term of this Agreement, Siemens shall be entitled to purchase the Products at the prices set forth in Unisphere's then-current U.S. Price List, less any applicable discounts as listed in Exhibit B. The parties shall meet twice each contract year at mutually agreeable times and locations to discuss the commercial terms of the Agreement, including, but not limited to, the pricing terms thereof

5.2 Unisphere shall be free to periodically change the U.S. Price List for any Products sold under this Agreement provided that Unisphere must provide Siemens with sixty (60) days advance notice of an intent to increase such prices and it shall provide Siemens with advice as to the general direction of any such price change. Unisphere shall provide Siemens with the details of any such price increase as soon as reasonably possible following delivery of this general advice.

     (a) In the event of a Unisphere U.S. price list increase, all orders shipped on or after the effective date of such price increase shall be filled at the new higher price. Unisphere shall, however, honor all Unisphere accepted and scheduled Siemens purchase orders for the Products received by Unisphere prior to notice of the price increase at the prices in effect as of the date the order was received. In the event of any price increase, Unisphere will price protect Siemens for Siemens' written outstanding customer price quotations up to ninety
(90) days provided that Siemens gives written notification of such quotes (including customer name and Product list) within ten (10) days after the effective date of the price increase for deliveries up to sixty (60) days after the date of the quote.

     (b) In the event of a Unisphere US price list decrease, all products shipped on or after the effective date of such price decrease shall be filled at the new lower price, provided, however, that in no event shall any such price reduction affect any orders related to agreed upon special pricing for specific projects and/or end-users/customers. .

5.3 Siemens shall be free to establish the pricing it charges its customers for the Products. Unisphere may suggest and advertise the U.S. price list for its Products.

5.4 Prices for the Products set forth in Exhibit B to this Agreement are in US Dollars (US$) and include appropriate packaging suitable for airfreight (FCA pursuant to INCOTERMS 1990).

6.   PAYMENT

6.1 Unisphere shall invoice Siemens upon shipment of the Products. Siemens agrees to pay all such invoices in US Dollars (US$) within forty-five (45) days of date of shipment. Payment shall constitute acceptance of the Products by Siemens except as otherwise provided for in Section 8.6 hereof. Non-receipt of payment from a Siemens customer shall not excuse or delay payment to Unisphere. In the event that Siemens fails to make any payment when due, Unisphere may withhold further shipments until such time as the past-due payment is made only if the non-payment equals or exceeds US $300,000, and may require that subsequent orders be paid in full prior to shipment. Unisphere reserves the right to impose other credit terms, including, but not limited to, payment upon delivery or letter of credit terms in the event, in Unisphere's commercially reasonable judgment, based upon credit or payment information, conditions warrant such terms.

6.2 In the event that Siemens does not render undisputed payments at the due dates thereof, Unisphere shall be entitled to interest on such delayed payments at an interest rate of one percent (1%) above the per annum prime listed in the Wall Street Journal, New York City edition, prevailing at the time of each such delay. This shall constitute Siemens' total financial liability to Unisphere with respect to delayed payments provided, however, that Unisphere reserves the right to declare a material default under Section 19.1 of the Agreement in the event of certain delays in payment as set forth in Section 19.1.

6.3 Except for taxes based on Unisphere's net income, Siemens shall pay any applicable sales, ,value added or other taxes, or amounts levied in lieu of such taxes, now or later imposed under the authority of any national, state or local taxing authority, outside the United States, based on or measured by (i)upon sales of the Products to or by Siemens or their use, or (ii)upon importation of the Products into the Territory.

7.   ORDERING

7.1 Shipments of the Products shall be made against written purchase orders issued by Siemens and accepted by Unisphere. At a minimum, each purchase order shall specify the following items:

a. A complete list of the Products covered by the purchase order, specifying the quantity, model number (including both Siemens' and Unisphere's respective part numbers) and description of each;

b. The price of each Product, any applicable discounts, and any additional charges and costs

c. The billing address, the destination to which the Products will be delivered, and the requested delivery date;

d.   The date of issuance and Purchase Order number;

e.   Shipping instructions;

f.   Reference to this Agreement; and

g. The signature of Siemens' employee who possesses the authority to place such an order.

7.2  Unisphere shall acknowledge Siemens' purchase orders in writing within ten
(10) business days after receipt otherwise such orders shall be deemed accepted. Unisphere's acknowledgment shall note any exceptions regarding matters such as the items ordered, configuration, and Product pricing. Unisphere shall also confirm the requested delivery date or offer an alternative delivery date, within the agreed upon lead times as set forth in Section 8.4 hereof. In no event shall any order be binding on Unisphere until Siemens' order and Unisphere's acknowledgment are in agreement as to the items ordered, configuration, pricing, delivery dates, and all other terms listed in Section 7.1 hereof.

7.3 No purchase order, acknowledgment form, or other ordering document or communication from either party shall vary the terms and conditions on this Agreement unless both parties expressly agree in writing.

8.   DELIVERY

8.1 All deliveries of the Products purchased pursuant to this Agreement will be made FCA Unisphere's manufacturing facilities according to Incoterms 1990. Unless Siemens has otherwise notified Unisphere in writing, Unisphere shall select a freight forwarder to be used for all exporting and shipping of the Products to Siemens. All Products will be packaged for shipment in accordance with standard industry practices suitable for airfreight.

     In accordance with FCA, Siemens shall pay or reimburse Unisphere for all shipping costs including transportation, insurance, brokerage, handling, and other costs that Unisphere may incur in delivering the Products from Unisphere's plant or other point of shipment.

8.2 In accordance with FCA, risk of loss and title (excluding software) to the Products shall pass to Siemens upon delivery to the selected common carrier at Unisphere's plant. Insurance coverage on all shipments is the responsibility of Siemens. All transportation and shipping costs shall be charged to Siemens' account.

8.3 All shipments with destinations outside of the U.S. shall be subject to Unisphere's determination that such shipments are in compliance with all applicable export and import regulations. In no event shall Unisphere's delay in shipping or refusal to ship due to export or import issues be deemed a default hereunder.

8.4 On a monthly basis, Siemens shall provide Unisphere with a rolling six month non-binding forecast of its expected requirements for the Products. These forecasts are provided for planning purposes only and shall not be considered as firm commitments to purchase. With respect to accepted orders, Unisphere shall deliver forecasted orders within eight (8) weeks ARO (after receipt of order) and it shall deliver unforecasted orders within sixteen (16) weeks ARO, provided, however, that these obligations shall not apply in the event that Siemens makes any change to the Product configuration after receipt of order, or in the event that Unisphere's failure to deliver is due to force majeure or other events beyond its control, including, but not limited to, supplier allocation issues provided, however, that Unisphere has used reasonable care to properly order components based on the rolling forecast provided by Siemens.

8.5 In the event that Unisphere fails to deliver any Product to Siemens more than ten (10) business days from the agreed to scheduled delivery date with respect to any duly forecasted order, and in the event that Siemens shall be obligated to pay penalties to its end-users/customers as a result of such delay, then Unisphere shall be obligated to issue a credit to Siemens for a late charge (penalty) equal to 1% of the purchase price of the delayed product for each week (or part thereof) of such delay beyond the ten day grace period, to a maximum amount equal to 12% of that purchase price. Siemens shall be required to provide proof of such third party penalties, including, but not limited to, changed calculation of the cost of that order or project attributable to those penalties. in the event that Unisphere's failure to deliver is due to force majeure or other events beyond its control, including, but not limited to, supplier allocation issues, Unisphere shall not be obligated to issue any credit to Siemens for late charges; Unisphere shall provide Siemens with prompt notice of any such delays due to causes beyond its control. Unisphere's obligation to issue a credit for late charges shall only apply to those orders duly forecasted for which there has been no configuration change.

8.6 Siemens shall accept Unisphere's factory acceptance test and standards, provided such standards are in accordance with ISO 9002, as the method for Product acceptance unless one or more of the Products, once received by Siemens, fail to meet in a material manner Unisphere's specifications as referenced in Exhibit E for the Products. In the event that Siemens determines upon receipt of the Products that such Products fail to meet in a material manner those specifications, then Siemens reserves the right to conduct an acceptance test of the Products which failed to meet those specifications and, in this event and only in this event, payment by Siemens for those Products does not constitute acceptance thereof. If Siemens determines that any of those Products do not conform to the required specifications, then Unisphere shall remedy those deficiencies. If Siemens has entered into an SLA with Unisphere and that SLA is then in existence, then with respect to any of those Products which are dead on arrival (meaning that they do not operate as indicated by the triggering of the failure indicator device on the Products; hereinafter referred to as "DOA"), those units will be replaced by Unisphere the next business day following receipt of notice thereof by the required deadline and in the manner as provided for in the SLA. The warranty for DOA products commences upon shipment of the replacement unit. If the Product is not DOA but is under warranty, then Unisphere will repair or replace the same in Unisphere's discretion in accordance with its applicable warranty. The warranty period for such repaired or replacement Products will be the longer of the remaining warranty term for the original Product or 90 days from shipment of the repaired/replacement Product. If the failure rate exceeds more than 2 Products out of an average lot, then Unisphere shall also reimburse Siemens for the acceptance test fee to be agreed upon by the Parties based on the actual cost of performing the acceptance test on these Products. Notwithstanding the foregoing, the acceptance tests conducted by Siemens shall relate only to those delivered Products which Siemens determines fails to meet in a material manner Unisphere's specifications therefor as referenced in Exhibit E.

9.   RESCHEDULING AND CANCELLATION OF ORDERS

9.1 Orders may not be rescheduled within thirty (30) days of the scheduled date of shipment; prior to that period, Siemens may postpone the delivery of any portion of an order one time by delivering written notice to Unisphere in advance of the scheduled shipment date for that order as agreed to by the parties, as follows: (i) if the rescheduling is during the period that is thirty-one (31) to sixty (60) days before the scheduled shipment date, the rescheduled shipment date must be within the same calendar quarter as the original shipment date; and (ii) if rescheduling is during the period that is sixty-one (61) days or more before the original shipment date, then the rescheduled shipment date may not be later than ninety (90) days after the original scheduled shipment date. Orders may, however, be rescheduled only once.

9.2 Upon at least sixty-one (61) days' written notice to Unisphere prior to the originally-scheduled shipment date of Products under this Agreement, Siemens may cancel any shipment of the Products without charge. The following cancellation charges based on the total invoice shall apply to any cancellations made by Siemens less than sixty-one (61) days prior to shipment as liquidated damages and not as a penalty based on the number of days prior to the scheduled delivery that written notice of cancellation is received by Unisphere:

                  Days Notice                Charge
                  61 days or more               0%
                  46 - 60 days                  5%
                   0 - 45 days                100%

10.  SUBLICENSE OF SOFTWARE PRODUCTS AND FIRMWARE

10.1 Subject to the provisions of this Article, Unisphere grants to Siemens a nonexclusive, nontransferable, worldwide license to use the object code form of the software Products only as necessary to carry out the following activities in accordance with this Agreement: (i) market and distribute the software Products solely for use in conjunction with Unisphere's Products, (ii) demonstrate the software Products to potential purchasers/licensees of the Products, (iii) use the Software in connection with the installation, commissioning, testing, operation and maintenance of Products, (iv) to sublicense the Software rights per subsections (i), (ii) and (iii) hereof to its second-tier reseller/distributors approved by Unisphere pursuant to Section 3.6 hereof, (v) to sublicense the Software rights per subsection (iii) hereof to its Sales Outlets for those customers in those countries as set forth in Exhibit A hereto,
(vi) to sublicense the rights set forth in subsection (iii) hereof to the end-user/customers of the second-tier resellers/distributors approved by Unisphere pursuant to Section 3.6 hereof and to the end-user/customers of the Sales Outlets for those customers in those countries as set forth in Exhibit A hereto, and (vii) service and support Siemens' customers or the customers of the Sales Outlets to the extent the Siemens or any of its Sales Outlets is required to do so by the terms of the Support Agreement entered into between Siemens and Unisphere and attached hereto as Exhibit D. Said license shall be perpetual, in accordance with the terms of Section 19.6 hereof, with respect to Siemens' and sublicensee's right to use the software products, subject to termination in the event that Siemens or its sublicensee, respectively, shall breach a material term of such license, which right to terminate may be exercised by Unisphere without notice and opportunity to cure, as provided in Section 19.1(b) hereof.
 In the event that Unisphere terminates this Agreement under the provisions of
Section 19 hereof, then the license granted hereunder shall continue in order to allow Siemens to distribute Products and spares to its end-users/customers during the agreed upon period post-termination, as set forth in Section 19.5 hereof. Siemens' use of the software Products shall also be subject to the terms and conditions set forth in Section 10.3 hereof with respect to end-users. The breach of the software sublicense by a sublicensee shall not result in the termination of this Agreement as to Siemens. Notwithstanding the foregoing, if Siemens fails to perform its obligations under Section 10.4 hereof with respect to cooperating with Unisphere to pursue such sublicensee for such breach, Unisphere shall have the right to terminate this Agreement with respect to Siemens pursuant to the terms and conditions set forth in Section 19.1(b) hereof for Siemens' material breach of Section 10.4 of the Agreement.

     To the extent that Siemens or its Sales Outlets is required to support its customers pursuant to the Support Agreement, Unisphere also hereby grants to Siemens or its Sales

Outlets a nonexclusive, nontransferable license to copy and distribute Software Products to its customers for purposes of providing customer support.

10.2 To enable Siemens to market and distribute the software Products, Unisphere grants to Siemens the right to sublicense the software Products in object code form to its end-users/customers and their affiliates, as sublicensees, for their internal use only by means of a written nonexclusive and nontransferable software license agreement ("Reseller Software License Agreement") between Siemens and such customer in a form with terms substantially similar to and no less restrictive or limited than the the terms set forth in Section 10.3 hereof. Such Reseller Software License Agreement must be signed by the sublicensee before the software Product or firmware is provided to such sublicensee. The Reseller Software License Agreement must contain a provision stating that the customer agrees that Unisphere is a third party beneficiary of the agreement and may enforce the agreement directly against the customer. If and when requested by Unisphere in writing whenever commercially or legally necessary, Siemens agrees to send to Unisphere a certified copy of the specific portion(s) of Siemens' contracts with its end-users/customers and sublicensees containing the sublicense of Unisphere's Software products for those parties identified by Unisphere. Such Reseller Software License Agreement may be incorporated into the written commercial contract terms entered into between Siemens and its end-user and does not necessarily have to be set forth in a separate license agreement, provided, however, that the terms and conditions of the written agreement must incorporate the terms set forth in Section 10.2 and 10.3 hereof

10.3 In addition to Section 10.2, Siemens must specifically include provisions in its Reseller Software License that specify that:

a. the end-user may not copy or adapt the software Products for any purpose, except for one (1) copy for backup or archival purposes only and only as necessary to use the software provided that any such copy shall contain the copyright or proprietary notice which appear in or on the Software;

b. the end-user may not use the software Product or firmware except for the sublicensee's internal use; ,

c. the end-user may not reverse engineer, translate, decompile, disassemble or otherwise attempt to derive the source code from the Software Products;

d. The end user shall be granted only a personal, nontransferable, non-exclusive right to use the Reseller's Software only on a single managed system at a time (a single managed system shall include for this purpose systems with redundant processing units, but only one user);

e.   The software shall be used solely with the Products as provided hereunder;
     and

f.   The end user shall agree not to modify or alter the SOFTWARE;

10.4 Siemens agrees it shall use commercially reasonable efforts to notify Unisphere promptly of any breach by any end-user/customer or any other party to whom Siemens is authorized to sublicense the Software Products under the terms of Section 10.1 hereof of the Reseller Software License Agreement or the sublicense concerning any of Unisphere's Software Products incorporated into the written contractual terms between Siemens and its end-user/customer (the "Sublicense"). Unisphere shall be entitled to enforce the Reseller Software License Agreement or the Sublicense directly against any such end-user/customer or sublicensee. Siemens further agrees that it will assist Unisphere in the manner reasonably requested by Unisphere in Unisphere's pursuit of an action against any third party for breach of the Reseller License Agreement or the Sublicense.

10.5 Upon the written request of Siemens, Unisphere shall, on a case-by-case basis, consider a request from Siemens' end-user(s) to establish an escrow account for deposit of Unisphere's source code contained in the software Product, provided, however, that in no event shall Unisphere be obligated to include any source code or object code licensed or obtained from third parties. In the event that Unisphere agrees, in its reasonable discretion, to consider entering into an escrow agreement with any such end-user and Siemens, the parties shall use commercially reasonable efforts to negotiate a mutually acceptable escrow agreement to Unisphere, Siemens and the end-user with an escrow agency mutually acceptable to the parties; Unisphere shall negotiate such agreements with Siemens and the escrow agent and Siemens shall conduct the negotiations with the end-user. All fees connected with such escrow account shall be at the cost of the end-user or Siemens. The parties hereby agree that the source code deposited in any such escrow account shall only be released to the end-user under the following conditions: (i) Unisphere shall become insolvent or ceases to function as a going concern; or (ii) Unisphere permanently discontinues support of the Products and Siemens does not assume the obligation to support the Products.

10.6 Upon request of Siemens, Unisphere shall consider on a case-by-case basis performing development work regarding the Products in order to comply with Siemens' customer requirements; Siemens shall make all such requests in writing to Unisphere and Unisphere may grant or deny such requests in its sole discretion, which discretion shall be exercised in a commercially reasonable manner, and, if it consents to any such request, the Parties shall enter into discussions regarding the prices, timing, ownership of intellectual property rights in, and the terms and conditions of, such development work; if the Parties reach a mutual agreement on such terms, the parties will reflect such agreement in writing.

11.  SERVICE LEVEL AGREEMENT (SLA)

     Siemens shall enter into a Service Level Agreement ("SLA") with Unisphere as attached in Exhibit D, and post-sale technical support shall be provided to Siemens' end-user customers pursuant to the terms of such SLA.

12.  INTENTIONALLY OMITTED

13.  LIMITED WARRANTY

13.1 Hardware:

Unisphere warrants that all hardware Products purchased by Siemens under this Agreement shall (i) not be in a used condition, and (ii) conform to the agreed upon specifications, which specifications are referenced in Exhibit E hereto for the twelve (12) months, beginning from the date of shipment by Unisphere (or such different period if the provisions of Section 8.6 hereof apply). During the warranty period, as Siemens' sole and exclusive remedy, Unisphere will repair or replace, in its sole discretion, the hardware Products at no cost after the defective Product has been returned to Unisphere. This hardware warranty does not, however, apply to any Product which, (i) has been altered, except as authorized in writing by Unisphere in its sole discretion, (ii) has not been installed, operated, repaired or maintained in accordance with any Unisphere installation, handling, maintenance or operating instructions, (iii) has been subjected to abuse, misuse, negligence, or accident or unusual physical or electrical stress, or (iv) defects or nonconformities due to natural disasters. Unisphere has no obligation to provide warranty services for non-Unisphere attachments or altered Products and shall not be responsible for any malfunction, nonperformance or degradation of performance resulting from any of the foregoing.

13.2 Software:

     Unisphere warrants that with normal use each software or firmware Product shall conform to the agreed upon specifications, which specifications are referenced in in Exhibit E hereto for twelve (12) months beginning on the date of shipment by Unisphere (or such different period if the provisions of Section
8.6 hereof apply). During the warranty period, as Siemens' sole and exclusive remedy, Unisphere will correct a software Product's failure to conform to the specifications provided that Siemens has notified Unisphere in writing of the non-conformity, including a description of the non-conformity, within the warranty period; Unisphere will provide, in its sole discretion, replacements, bug fixes, patches or work-arounds to correct the non-conformity; such provision shall be by access to download or other appropriate method. This warranty shall not apply if any software or firmware Product has been (i) modified or altered by anyone other than Unisphere, (ii) abused or misapplied, or (iii) non-conformities or defects due to natural disasters. In no event does Unisphere warrant that the use of software or firmware Products will be error free or uninterrupted. Unisphere does not warrant complete functionality of the Products when used in combination with hardware or software other than the Unisphere Products for which it is designed. The procedures for addressing any software errors are outlined in the SLA set forth in Exhibit D hereto.

13.3 Service:

Unisphere warrants that services provided by Unisphere or its subcontractors in connection with the Products will be performed in accordance with standard engineering practices. For any breach of this warranty reported to Unisphere in writing within ninety (90) days after completion of the services or the failure of Unisphere to perform the services, Unisphere shall promptly perform, correct or re-perform those services at no cost to Siemens.

13.4 Title: Unisphere warrants that it will have on the date of delivery title to the hardware of the Products free and clear of any security interest, lien or encumbrances.

13.5 Documentation: Unisphere warrants that all necessary Documentation provided to Siemens hereunder is up to date and technically correct and can be used for the purposes set forth in this Agreement and that Unisphere is entitled to grant the rights under Documentation in accordance with the terms of this Agreement.

13.6 Unisphere warrants that the Products are before, during and after December 31, 1999 in full compliance (without modification, loss of performance, loss of use, or work or expense on the part of Siemens) with changes to inputs, outputs or other information in connection with the change of millennium.

13.7 Unisphere's sole obligation under the hardware and software Product warranties and the service warranties shall be to provide the remedies described in this Section. EXCEPT FOR THE EXPRESS WARRANTIES STATED IN SECTION 13.1,
SECTION 13.2 AND SECTION 13.3 HEREOF, UNISPHERE DISCLAIMS ANY AND ALL OTHER WARRANTIES WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE PRODUCTS AND SERVICES PROVIDED UNDER THIS AGREEMENT INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AS WELL AS ANY WARRANTIES ARISING FROM COURSE OF DEALING, USAGE OR TRADE PRACTICE.

13.8 Upon the sale or sublicense by Siemens of any of the Products, if Siemens extends a warranty to its customers which differs in any respect from the warranty granted by Unisphere to Siemens hereunder, Siemens shall be obligated to fulfill the terms of that warranty.

14.  CONFIDENTIALITY

14.1 Unless otherwise expressly provided for herein either party hereto undertakes to keep confidential, even after termination of this Agreement, any information and data, including but not limited to any kind of business, commercial or technical information and data disclosed between the parties in connection with this Agreement, irrespective of the medium in which such information or data is embedded which shall:

     (i) if in written form, be marked "Confidential" or similarly legended by the disclosing party before being turned over to the receiving party, or

     (ii) if orally disclosed be identified as such prior to disclosure and summarized in writing by the disclosing party and said summary will be given to the receiving party within 30 days of the subject oral disclosure. In case of disagreement, the receiving party must make any objections to the contents of the summary, in writing, within 30 days of receipt, setting forth the basis for such disagreement and the parties, if unable to mutually resolve the issue within thirty (30) days, shall thereafter submit the matter to arbitration as set forth in Section 22.7 hereof.

     Such information will hereinafter be referred to as "Confidential Information".

14.2 The obligation as per Section 14.1 above shall, however, not apply to any information which:

      (i) is already in the public domain or becomes available to the public through no breach by a party to this Agreement;

      (ii) was rightfully in the receiving party's possession without obligation of confidentiality prior to receipt from the disclosing party as proved by the written records of the receiving party;

      (iii) can be proved to have been rightfully received by the receiving party from a third party without obligation of confidentiality;

      (iv) is independently developed by the receiving party as proved by its written records;

      (v) is not in writing and marked with a legend indicating the same is confidential, or if disclosed in non-tangible form, is not summarized in writing and marked "Confidential" or "Proprietary" within thirty (30) days of the disclosing party's disclosure; or

      (vi) is required to be disclosed by any law or regulation, or by the decree of any competent tribunal; provided that the disclosing party shall limit its disclosure to the information required to be disclosed and shall use reasonable efforts to provide the maximum possible notice to the other party prior to such disclosure and assist such party in seeking protection of the information to be disclosed.

14.3 The Confidential Information shall be treated by the receiving party with the same degree of care to avoid disclosure to any third party as is used with respect to the receiving party's own information of like importance which is to be kept confidential, but in no event less than reasonable care,.

14.4 The receiving party shall use the disclosing party's Confidential Information only for the implementation of this Agreement and will derive no rights of any kind, in particular no rights of prior use, from the fact that it as a result of the Confidential Information may possibly obtain knowledge of patentable inventions for which the other party may possibly apply for intellectual property rights.

14.5 The receiving party shall disclose Confidential Information only to those of its own employees, who have a reasonable need to know said Confidential Information and who are bound to confidentiality by their employment agreements or otherwise.

14.6 Upon termination or expiration of this Agreement, each party will upon respective request of the other party immediately return to the other party the Confidential Information in tangible form including any copies thereof or confirm in writing that such information and any copies thereof have been destroyed.

14.7 This Article 14 shall survive any termination or expiration of this Agreement.

14.8 The parties acknowledge that a breach by either party of the provisions of this Article 14 will result in irreparable injury to the affected party for which monetary damages alone would not be an adequate remedy. In the event of a breach or threatened breach of this Article 14, the party affected shall be entitled to specific performance and injunctive or other equitable relief as a remedy. Any such relief shall be in addition to and not in lieu of any appropriate relief in the form of monetary damages.

14.9 The parties agree that the obligations set forth in this Article with regard to confidential information shall continue for a period of five (5) years after termination or expiration of this Agreement.

15.   INTELLECTUAL PROPERTY RIGHTS

15.1 During the term of this Agreement, Siemens is authorized to use Unisphere's trademarks, trade names and logos in connection with Siemens' sale, advertisement and promotion of the Products. In addition to the foregoing, Unisphere acknowledges that Siemens shall be authorized during the Term hereof to practice any patents which may apply to the Products insofar and only as solely necessary for Siemens to assemble or operate the Products obtained from Unisphere hereunder provided, however, that nothing herein shall be construed to be a license or authorization by Unisphere to Siemens, any affiliate of Siemens, any authorized second-tier reseller/distributor of Siemens, or any end-user of Siemens to manufacture or cause to have manufactured any hardware or software product which incorporates, in whole or in part, any element or claim of any such patent(s). Upon termination or expiration of this Agreement, Siemens shall immediately cease its use of any of Unisphere's trademarks, trade names, patents or logos and shall immediately remove any references to Unisphere from its advertising, promotional and all other materials, except as otherwise provided in Section 19.5 hereof.

15.2 Except as described in this Agreement, Unisphere does not grant and Siemens acknowledges that it shall have no right, license or interest in any of the patents, copyrights, trademarks, or trade secrets owned, used or claimed now or in the future by Unisphere. All applicable rights to such patents, copyrights, trademarks, and trade secrets are and will remain the exclusive property of Unisphere, whether or not the patents, copyrights, trademarks and trade secrets are specifically recognized or perfected under the laws of the Territory. Regardless of any provision to the contrary in this Agreement, no title to or ownership of the intellectual property contained in the Products or any part of the Products or Unisphere's confidential information is transferred to Siemens. The parties hereby acknowledge and agree that to the extent that Unisphere has entered into a pre-existing written agreement with Siemens or an affiliate of Siemens, nothing herein shall alter, modify or supersede the terms of that pre-existing agreement.

15.3 Siemens acknowledges that the Products as well as all corrections, enhancements, updates, modifications, local versions, translations or any derivatives of the Products (collectively, the "Enhancements"), and all intellectual property rights in the Products and Enhancements shall remain Unisphere's property, subject to the rights expressly granted to Siemens by this Agreement.

16.   PATENT AND COPYRIGHT INDEMNIFICATION

16.1 Unisphere agrees to indemnify and hold Siemens harmless from and against all valid claims and judicial or governmental determinations that the Products as delivered by Unisphere under this Agreement infringe or misappropriate any patent right, copyright, trade secret, or trademark. Unisphere shall assume the defense of any such claim of infringement or misappropriation brought against Siemens by counsel retained at Unisphere's own expense, provided that Siemens promptly notifies Unisphere in writing of such claim or the commencement of any such suit, action, proceeding or threat covered by this Article. Unisphere shall maintain sole and exclusive control of the defense and settlement of any such claim and Siemens shall cooperate in the defense and/or settlement of such claim. In no event shall Siemens consent to any judgment or decree or do any other act in compromise of any such claim without first obtaining Unisphere's written consent, in Unisphere's sole discretion.

16.2 In the event that the use or sale of all or any portion of the Products is enjoined as a result of a suit based on alleged infringement or misappropriation of any third party intellectual property right, Unisphere agrees to either: (i) procure for Siemens the right to continue to use or sell the Product, (ii) modify the infringing or misappropriating Product so that it becomes non-infringing, or (iii) acquire a substitute but functionally equivalent product. In the event that the foregoing alternatives cannot be reasonably accomplished by Unisphere, Unisphere shall direct Siemens to return the Product to Unisphere and Unisphere shall reimburse Siemens for the price originally paid by Siemens as depreciated or amortized on a straight-line basis over a five year term from shipment.. Upon Unisphere's fulfillment of the alternatives set out in this Section, Unisphere shall be relieved of any further obligation or liability to Siemens as a result of any such infringement or misappropriation.

16.3 Regardless of any other provisions of this Agreement, this Section shall not apply (i) to any designs, specifications or modifications originating with or requested by Siemens, or (ii) to the combination of any Product with other equipment, software or products not supplied by Unisphere if such infringement or misappropriation would not have occurred but for such combination. Siemens shall indemnify and hold Unisphere harmless against all claims that Siemens' designs, specifications, modifications or combinations of Products with other equipment infringes or misappropriates any third party's patent rights, copyrights, trade secrets, trademarks or other intellectual property rights. THE FOREGOING STATES THE ENTIRE LIABILITY OF SIEMENS AND THE EXCLUSIVE REMEDY OF UNISPHERE WITH RESPECT TO INFRINGEMENT OF THE PRODUCTS OR LICENSED SOFTWARE AND SOFTWARE DOCUMENTATION OF ANY INTELLECTUAL PROPERTY RIGHTS, STATUTORY, EXPRESS OR IMPLIED. EXCEPT AS EXPRESSLY STATED IN THIS SECTION, ALL WARRANTIES AGAINST INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS AS MENTIONED BEFORE ARE HEREBY DISCLAIMED, THE LIMITATION OF LIABILITY SET FORTH IN SECTION 21 IS APPLICABLE TO THIS LIABILITY.

16.4 This Article states Unisphere's entire liability to Siemens for any infringement or misappropriation of any patent rights, copyrights, trade secrets, trademarks or other intellectual property rights. THE FOREGOING STATES THE ENTIRE LIABILITY OF UNISPHERE AND THE EXCLUSIVE REMEDY OF SIEMENS WITH RESPECT TO INFRINGEMENT OF THE PRODUCTS OR LICENSED SOFTWARE AND SOFTWARE

DOCUMENTATION OF ANY INTELLECTUAL PROPERTY RIGHTS, STATUTORY, EXPRESS OR IMPLIED. EXCEPT AS EXPRESSLY STATED IN THIS SECTION, ALL WARRANTIES AGAINST INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS AS MENTIONED BEFORE ARE HEREBY DISCLAIMED, THE LIMITATION OF LIABILITY SET FORTH IN SECTION 21 IS APPLICABLE TO THIS LIABILITY.

17.   GENERAL INDEMNITY

      Siemens agrees to indemnify and hold Unisphere harmless within the limits set forth in Section 21.1 and 21.3 from and against any claims, damages and liabilities, including reasonable attorney's fees, asserted by any person or entity resulting directly or indirectly from (i) any breach by Siemens of this Agreement or any of the warranties, representations, covenants or obligations contained herein, (ii) from any negligent act or omission of Siemens; provided, however, that Siemens shall not be liable for that portion of liabilities which are caused by the negligence of Unisphere, (iii) any claim from any third party under a warranty or obligation extended by Siemens to its end-user/customer which exceeds or differs from the terms and conditions set forth herein, including, but not limited to, the Limited Warranty set forth in Section 13, the Patent and Copyright Indemnification set forth in Section 16 or the Limitation of Liability set forth in Sections 21.2, hereof, and (iv) any claim from any third party due to Siemens's failure to include any of the following terms in its sublicense agreements: that the end-user agrees to comply with all export and re-export regulations of the U.S. Department of Commerce or other United States agency or authority; or the end-user shall comply with the federal acquisition regulations of the United States, including but not limited to, the Department of Defense, regarding the sale of software products to the United States government.

18.   INDEPENDENT CONTRACTOR STATUS AND INDEMNITY

      Siemens shall conduct its business under this Agreement as a principal for its own account at its own expense and risk. The relationship between the parties is that of independent contractors. This Agreement creates no relationship of principal and agent, partner, joint venturer or any similar relationship between Unisphere and Siemens. The grant of the right to distribute Unisphere's Products for the Term hereof does not constitute a franchise or grant to Siemens any continuing rights or interest in distributing Unisphere's Products beyond the Term hereof. Siemens agrees that it does not have and will not have any authority to act on Unisphere's behalf. Siemens further covenants and warrants that it will not act or represent itself, directly or by implication, to be an agent for Unisphere and will not attempt to create any obligation or make any representation on behalf of or in the name of Unisphere.

19.   TERMINATION

19.1  If Siemens is in breach of this Agreement,

a. with respect to failure to make timely payments, Unisphere shall have the following rights: (i) if the failure to make payment equals or exceeds US $300,000 in the aggregate at any time, then Unisphere shall have the right to stop delivery of all products following fourteen (14) days written notice to Siemens until Siemens cures all outstanding payments to Unisphere's satisfaction; and (ii) if the total length of time of any failure to make any timely payment exceeds twenty-five (25) calendar days from the due date, Unisphere shall be entitled to declare a breach of this Agreement by written notice to Siemens and Unisphere shall be entitled to terminate the Agreement unless such breach is cured within ten
      (10) business days from such notice of said breach. Unisphere shall also be entitled to interest on any late payments in accordance with the provisions set forth in Section 6.2 hereof.

b. with respect to all other material breaches, Unisphere shall give Siemens thirty (30) days' written notice of all such material breaches. If such breach has not been cured to Unisphere's satisfaction within such thirty
      (30) day notice period for all other material breaches, then this Agreement shall automatically terminate at the end of the applicable notice period without further notice to Siemens. If Siemens is in breach of the Section entitled Sublicense of Software Products and Firmware, Unisphere shall have the right to immediately terminate this Agreement without notice and opportunity to cure.

If Unisphere is in material breach of this Agreement, Siemens shall give Unisphere thirty (30) days' written notice of any such material breach. If such breach has not been cured to Siemens' satisfaction within such thirty (30) day notice period, then this Agreement shall automatically terminate at the end of the applicable notice period without further notice to Unisphere, provided, however, that the terms and conditions of Section 19.5 hereof and the provisions identified in Section 22.10 of this Agreement shall survive such termination. In addition, Siemens may immediately terminate this Agreement without notice if Unisphere violates any of the terms of the confidentiality provisions of Section 14 hereof.

19.2 This Agreement may be terminated immediately for cause without notice by either party in the event that the other party: (i) shall become insolvent; (ii) admits in writing its inability to pay its debts as they mature; or (iii) ceases to function as a going concern or to conduct its operations in the normal course of business. In addition, Unisphere may immediately terminate this Agreement without notice if: (i) Siemens challenges Unisphere's ownership of any of its trademarks, trade names, or any intellectual property rights in any jurisdiction or files any applications to register or claim a legal interest in any such intellectual property rights, provided that the foregoing shall not alter, modify or supersede any pre-existing or future written agreement between Unisphere and Siemens or an affiliate of Siemens ; or (ii) Siemens violates any of the material terms of the confidentiality provisions of Section 14 hereof.

19.3 If Siemens defaults under this Agreement, Unisphere shall have the right take any or all of the following actions: (i) declare this Agreement to be in default and all amounts payable under this Agreement shall become immediately due and payable; (ii) suspend delivery to Siemens until the default is cured by Siemens; (iii) proceed by court action and/or arbitration pursuant to Section
22.7 hereof to enforce performance and/or recover damages; and/or (iv) terminate this Agreement under Section 19.2 hereof or for any material default pursuant to
Section 19.1(a) or (b) hereof provided that Unisphere has provided the notice required, if any, under Section 19.1(a) or (b). If Unisphere continues to make shipments after Siemens' default, Unisphere's action shall not constitute a waiver of any rights or remedies, or affect Unisphere's legal remedies under this Agreement.

19.4 The termination or expiration of this Agreement shall in no case relieve either party from its obligation to pay to the other any sums accrued under this Agreement prior to such termination or expiration. In no event will Unisphere be liable for any costs arising out of the termination or discharge of Siemens' employees or agents which results from the non-renewal or termination of this Agreement.

19.5 For a period of one (1) year after termination of this Agreement, Unisphere shall, unless this Agreement is terminated for breach of the payment provisions of Section 6 (subject to the further provisions of this Section 19.5), breach of the confidentiality provisions of Section 14 hereof or the scope of the license granted under Section 10 hereof, (i) continue to supply to Siemens Products according to the terms of this Agreement to such extent as required for Siemens to fulfill all contractual commitments which Siemens has entered into prior to termination of this Agreement; and (ii) supply to Siemens, in accordance with the terms and conditions in effect at the time of termination of the Agreement, Products required by Siemens under any frame contracts in existence at the time of termination. If Unisphere wishes to discontinue the manufacture of Products before the end of said one year period after termination or expiration of this Agreement, Unisphere shall notify Siemens thereof and Siemens shall be entitled to place a blanket order to fulfill its anticipated requirements. Siemens shall be required to place all orders within said one year post-termination period provided that such orders will be shipped within the standard lead times of Unisphere as set forth in Section 8.4 hereof.

After termination of this Agreement, Unisphere shall be obliged to supply spare parts (or comparable alternative equipment) to Siemens for a period of seven (7) years. Such supply shall be in accordance with Unisphere's then current list price and general terms and conditions. After six (6) months, the Parties shall consult with each other whether or not the continuance of this obligation of Unisphere is necessary in the light of the quantity of Products still installed with Siemens' customers.

In the event that this Agreement is terminated due to a breach by Siemens of the terms of Sections 6 (subject to the provisions of this Section 19.1(a)) , 10 or 14 hereof, then, within ten (10) days after termination or expiration of this Agreement, Siemens shall return to Unisphere all signs, literature, logos and other materials identifying Unisphere that remain in Siemens' possession, with the exception of such material necessary to continue to supply customers which have a pre-existing sublicense. Siemens shall also cease production and/or distribution of any such materials upon expiration or termination of this Agreement and any post-termination period provided for under Section 19.5 hereof and shall then promptly return all such materials to Unisphere.

19.6 Any sublicenses granted to end-users/customers prior to termination or expiration of this Agreement should not be affected by such termination or expiration, provided, however, that in the event that any such sublicensee has materially breached any provision of its sublicense and Unisphere terminates that sublicense due to such breach, then the sublicense granted to that sublicensee shall be of no further force and effect.

20.   EXPORT CONTROLS AND COMPLIANCE WITH LAW

20.1 If an export license is required before Unisphere can sell or transfer any of the Product(s), confidential information, or related technical data to Siemens, Siemens acknowledges and agrees that Unisphere shall be under no obligation to effect such sale or transfer until the required export license is obtained. Unisphere shall use commercially reasonable efforts to obtain such required export licenses or approvals.

20.2 Siemens acknowledges that Unisphere's export of the Product(s), confidential information, and related technical data is subject to regulation by various rules and regulations of the United States which prohibit export or diversion of Unisphere's Products to certain countries. Unless Siemens has first obtained permission to do so from any applicable United States Government agencies, Siemens shall not export or re-export, directly or indirectly, any of the Products (including any part of a Product or any direct product of such Products), confidential information, or related technical data into any of those countries listed at the time of any shipment of the Products in the applicable United States export regulations as "prohibited or restricted" countries, or any other country to which such exports or re-exports may be restricted (collectively, the "Prohibited Countries").

20.3 Siemens further agrees not to distribute or supply the Products (including any part of a Product or any direct product of such Products), confidential information, or related technical data to any person if Siemens has reason to believe that such person intends to export, re-export or otherwise transfer the same to, or use the same in, any of the Prohibited Countries. Siemens agrees to seek written assurances in the form of binding covenants from its customers as may from time to time be requested by Unisphere. Without limiting the foregoing, Siemens shall not commit any act which would, directly or indirectly, violate any United States law, regulation, treaty or agreement to which the United States adheres or complies relating to the export or re-export of the Products (including any part of a Product or any direct product of such Products), confidential information, or related technical data.

20.4 At its own expense, Siemens shall obtain any non-United States government consents, authorizations, approvals, filings, registrations, permits or licenses required for Siemens to exercise its rights and to discharge its obligations under this Agreement.

20.5 In addition to any other indemnity under this Agreement, Siemens shall indemnify and hold Unisphere harmless from and against any and all claims, damages and liabilities asserted by any person or entity against Unisphere connected directly or indirectly from a breach of this Article by Siemens or its customers. Siemens' indemnification under this Article shall include the payment of all reasonable attorneys' fees and other costs incurred by Unisphere.

21.   LIMITATION OF LIABILITY

21.1 In no event shall Unisphere be liable for indirect, incidental, special, consequential, or punitive damages, whether foreseeable or unforeseeable, of any kind whatsoever (including, without limitation, lost profits, loss of goodwill, lost or damaged data or software, loss of use of the Products, downtime or costs of substitute products or equipment) arising from Unisphere's sale and delivery of the Products or any other act of Unisphere in connection with this Agreement. In no event shall Siemens be liable to Unisphere for indirect, incidental, special, consequential, or punitive damages, whether foreseeable or unforeseeable, of any kind whatsoever (including, without limitation, lost profits, loss of goodwill) arising from Siemens' resale and delivery of the Products or any other act of Siemens in connection with this Agreement.

21.2 In no event shall Unisphere's liability under this Agreement arising out of the manufacture, sale, supply, service or support of Products or their use, whether based on warranty, contract, tort (including negligence), product liability or otherwise, exceed US $5,000,000 in the aggregate provided, however, that with respect to any such claim where

Unisphere has resort to insurance coverage therefor, the limitation of liability for such claim, including for personal injury or property damage, shall be the extent of such existent insurance coverage of Unisphere. . The Parties hereby acknowledge and agree that with respect to late delivery of the Products, the penalty provided for in Section 8.5 hereof shall be Siemens sole and exclusive remedy for such delay and non-performance and no additional damages or remedies shall be available to Siemens therefor.

21.3 In no event shall Siemens' liability under this Agreement arising out of the sale, supply, service or support of Products or their use, whether based on warranty, contract, tort (including negligence), product liability or otherwise, exceed US $5,000,000 in the aggregate provided, however, that with respect to any such claim, including for personal injury or property damage, where Siemens has resort to insurance coverage therefor, the limitation of liability for such claim shall be the extent of such existent insurance coverage of Siemens and provided, further, however, that the foregoing limitations of liability shall not apply with respect to any claims relating to or arising from any of the following: (i) any claim from any third party under a warranty or obligation extended by Siemens to its end-user/customer which exceeds or differs from the terms and conditions set forth herein, including, but not limited to, the Limited Warranty set forth in Section 13, the Patent and Copyright Indemnification set forth in Section 16 or the Limitation of Liability set forth in Sections 21.2 and 21.2 hereof.

22.   GENERAL

22.1 Unisphere represents and warrants that it has the right and has obtained all necessary corporate approvals to enter into this Agreement. Siemens represents and warrants that:

      a. Siemens has the right and has obtained all necessary corporate and, if required, governmental approvals to enter into this Agreement; and

      b. Siemens will, at all times, comply with all applicable laws, statutes, treaties or regulations of the Territory, and of the United States relating to the Products, confidential information and relevant technical data as well as the purchase, sale, sublicense and distribution of same.

22.2 This Agreement supersedes all prior and contemporaneous agreements, representations, warranties and understandings and contains the entire agreement between the Parties. No amendment, modification, termination, or waiver of any provision of this Agreement or consent to any departure from this Agreement shall be effective unless it is in writing and signed by a duly authorized representative of each party. No employee below the position of Vice Presidents authorized to bind Unisphere in any agreement or modification thereto. The Parties agree to provide each other with a list of its Vice Presidents responsible for the Unisphere business upon execution of this Agreement and thereafter on every annual anniversary thereof. No failure or delay on the part of Unisphere in exercising any right or remedy under this Agreement shall operate as a waiver of such right or remedy.

22.3 This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, but neither party shall have the right to assign or otherwise transfer its rights under this Agreement without receiving the express prior written consent of the other party. Unisphere may, however, assign this Agreement to an affiliate of Unisphere or in the event of a sale of all or substantially all of Unisphere's assets. In the event of any internal reorganization of Siemens ICNGroup involving the VD or VT division, this Agreement may be assigned to that successor organization within Siemens.

22.4 All notices, requests, demands, and other communications provided for under this Agreement shall be in writing and in English to be sent by registered or certified mail, postage prepaid, to the receiving party at its address as set forth below or to any other address that the receiving party may have provided to the sending party in writing. When feasible, any such notice, request, demand or other communication shall also be transmitted by facsimile as follows or to such other facsimile number as provided by the receiving party in writing:

To Siemens:
         Siemens  Aktiengesellschaft ICN Group, Carrier Sales Germany, ICN VD/VT

                  Hofmannstrasse 51
                  D-81359 Munich
                  Federal Republic of Germany
                  Attention:  Rudi Frey
                  Siemens' Facsimile Number:  49 89 722 22635

   To Unisphere:  Unisphere Solutions, Inc.
                  One Executive Drive
                  Chelmsford, MA 01824
                  Attention: James A. Dolce, Jr., President & CEO
                  Unisphere's Facsimile Number:  978-441-0678

      Any notice, request, demand or other communication sent by facsimile will be deemed to have been received on the day it is sent provided the sending party has a transmission receipt for such facsimile transmission. Any notice, request, demand or other communication sent by registered or certified mail will be deemed to have been received on the seventh (7th) business day after its date of posting, unless it is sent by facsimile prior to such seventh (7th) business day.

22.5 Substantive Law: All disputes shall be settled in accordance with the provisions of this Agreement in accordance with the substantive law in force in Switzerland without reference to other laws. The application of the United Nations Convention on Contracts for the International Sale of Goods of April 11, 1980 shall be excluded.

22.6 This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Headings in this Agreement are included for reference only and shall not constitute a part of this Agreement for any other purpose. The English language version of this Agreement shall be definitive and shall control over any subsequent translation.

22.7 Any dispute arising under or relating to this Agreement and not resolved by negotiation within thirty (30) days after that dispute is communicated by either party to the other in writing shall be resolved by binding arbitration in Boston, Massachusetts in accordance with the Rules of Arbitration of the International Chamber of Commerce, Paris, by a panel of three arbitrators. The substantive and procedural law of Switzerland shall be applied by the arbitrators to these proceedings where the Rules are silent. Each party shall nominate one arbitrator for confirmation by the competent authority under the applicable Rules (Appointing

Authority). Both arbitrators shall agree on the third arbitrator within 30 days. Should the two arbitrators fail, within the above time limit, to reach agreement on the third arbitrator, such third arbitrator shall be appointed by the Appointing Authority. If there are two or more defendants, any nomination of an arbitrator by or on behalf of such defendants must be by joint agreement between them. If such defendants fail, within the time limit fixed by the Appointing Authority, to agree on such joint nomination, the proceedings against each of them must be separated. . Such award will be granted and paid in United States Dollars. The arbitration will be conducted and all evidence will be submitted in the English language. The parties shall share the procedural costs of arbitration equally, and each party shall pay its own attorney's fees and other costs and expenses associated with the arbitration, unless the arbitrators decide otherwise. The arbitrators' award shall be in writing, and shall include a statement of reasons. The arbitrators' decision and award shall be final and binding and may be entered in any court of competent jurisdiction. Notwithstanding the provisions of this section, Unisphere and Siemens shall have the right, at its election, to seek injunctive relief in any court of competent jurisdiction in order to protect its proprietary and confidential information without having to submit such claim to arbitration and Unisphere shall have the right, at its election, to seek injunctive relief in any court of competent jurisdiction to enforce or obtain compliance with the scope of rights and licenses granted under this Agreement without having to submit such claim to arbitration.

22.8 Unisphere shall not be liable to Siemens for any loss, injury, delay, expenses, damages, or other casualty suffered or incurred by Siemens arising out of any cause or event not within Unisphere's reasonable control and without its fault or negligence including, but not limited to: riots, wars or hostilities between any nations; Acts of God, fires, storms, floods or earthquakes; strikes, labor disputes, vendor delays, or shortages or curtailments of raw materials; labor, power or other utility services; governmental restrictions or trade disputes; manufacturing delays; or other contingencies. Siemens shall not be liable to Unisphere for non-payment and/or for any loss, injury, delay, expenses, damages, or other casualty suffered or incurred by Unisphere arising out of any cause or event not within Siemens' reasonable control and without its fault or negligence including, but not limited to: riots, wars or hostilities between any nations; Acts of God, fires, storms, floods or earthquakes; strikes or labor disputes; power or other utility services; governmental restrictions or trade disputes; or other contingencies.

22.9 Unisphere disclaims any representation or warranty as to potential success of `Siemens' business operations hereunder.

22.10 Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement and there shall be substituted for said invalid or unenforceable provision a mutually agreeable provision having an economic or legal effect as similar as possible to the original provision. The prohibition on or unenforceability of any provision in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

22.11 The parties agree that the provisions of the following Sections shall survive the expiration or earlier termination of this Agreement for any reason:
Payment, Sublicense of Software Products and Firmware, Records, Limited Warranty, Confidentiality, Patent and Copyright Indemnification, General Indemnity, Export Controls and Compliance with Law, and Limitation of Liability.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their duly authorized representatives as of the effective date written below.

UNISPHERE SOLUTIONS, INC.           SIEMENS
                                    Siemens Aktiengesellschaft
                                    ICN Group, Carrier Sales Germany, ICN VD/VT




By: /s/ James A. Dolce, Jr.      By: /s/ Anthony Maher [Illegible] SPANGEN BERG
    -------------------------        -----------------------------------------

Name: James A. Dolce, Jr.        Name: A. Maher SPANGEN BERG
      -----------------------          ---------------------------------------

Title: President & CEO           Title: Member of Board  LTR. VD
      -----------------------           --------------------------------------

Effective Date: August 1, 2000             31.07.2000
                --------------             -----------------------------------


Exhibits:

Exhibit A:        Siemens' Territory
Exhibit B:        Product List, Price List and Discount Schedule
Exhibit C:        Local Compliance
Exhibit D:        Service Level Agreement
Exhibit E:        Product Specifications

                                    EXHIBIT A
                                       to
          UNISPHERE MASTER PURCHASE AND RESELLER/DISTIBUTOR AGREEMENT

Siemens Territory

Subject to revision by an addendum to this Agreement signed by both parties, Siemens shall limit its activities under this Agreement to the following
Territory: (i) Germany; (ii) the international affiliates of German Carriers, Service Providers and Enterprise Entities as mutually agreed upon by the parties, (iii) non-US based international carriers as mutually agreed upon by the parties, and (iv) international affiliates of U.S. based carriers as mutually agreed upon by the parties.

Exhibit A                                                   Version 2
                                                            Status: July 05, 00

GERMAN CARRIERS
INTERNET SERVICE PROVIDERS IN GERMANY

AboveNet Deutschland GmbH, Frankfurt
AT & T
Business Online AG
Cable & Wireless Deutschland GmbH, Dusseldorf
Cable & Wireless ECRC GmbH, Munchen
Callino
callisto germany.net GmbH, Frankfurt
Canaletto.net
Carrier 1 GmbH, Frankfurt
Cignal Global Communications Germany GmbH, Frankfurt Co. KG, Stuttgart COLT TELECOM GmbH, Frankfurt
CompleTel
CompuServe Interactive Services GmbH & Co. KG.,
Cybernet Internet-Dienstleistungen AG, Munchen
Deutsches Forschungsnetz
Deutsches Provider Network (ab 02/2000 VIA NET.WORKS) e.comp Engineering GmbH (Telenor Nextra)
Easynet GmbH, Erlangen
Ecore Kommunikations AG, Bamberg
EDS Industrien (Deutschland) GmbH, Russelsheim
Eunet
EuroNet Internet BV, Amsterdam (NL)
Evolution Systems GmbH, Ampfing
EWE TEL GmbH, Oldenburg
Exodus Communications Inc., Santa Clara, US
Facilicom
Fiducia AG, Kassel
Gigabell AG, Frankfurt
Global Access Telecommunication, Inc., Frankfurt
Globix Ltd., London
GTS Germany
GX Networks Ltd., London
iaxis GmbH, Frankfurt
IBM Deutschland, Sindelfingen
Interactive Networx GmbH & Co.KG (PSINet Germany GmbH)
Internet Network Services Ltd, London (GB)
IPergy Communications, Brussels (B)
ISDNET, Velizy (F)
ISION Internet AG, Hamburg
KPNQwest Germany GmbH, Karlsruhe Level (3) Communications GmbH, Frankfurt Madge.web Limited, Wexham (UK)
Mannesmann Arcor AG & Co., Eschborn
mbt Online GmbH & Co. KG, Munchen

MediaWays GmbH, Gutersloh
Mobilcom
NACAMAR Data Communications GmbH, Dreieich
NDH IT-Service AG, Koln
NetUSE Kommunikationstechnologie GmbH, Kiel
Nextra NRW ( vormals IVM GmbH) (Telenor Nextra)
NGI
Nikoma Media Works GmbH, Hamburg
Nildram Limited, Buckinghamshire (GB)
Omnilink Internet Service Center GmbH (Telenor Nextra)
Plus.Line Systemhaus GmbH, Frankfurt
POP Point of Presence GmbH, Hamburg
profi.net AG, Augsburg
PSINet Germany GmbH, Ismaning
QS Communications AG
regio.[NET] GmbH, Fulda
RSL Com
Schlund + Partner AG, Karlsruhe
Seicom GmbH (Telenor Nextra)
Sonera Deutschland GmbH, Dusseldorf
Sontheimer Datentechnik GmbH, Aalen
Spacenet GmbH, Munchen
sunrise communications AG, Rumlang (CH)
Talkline GmbH, Elmshorn
TCP/IP GmbH (Contrib.NET)
Teleglobe GmbH, Frankfurt
TelePassport Service AG, Erfurt
Telia Telekommunikation GmbH, Frankfurt
TESION - CNS Communicationsnetze Sud-West GmbH & Topnet AG, Dusseldorf Transmedia Netzwerktechnik GmbH, Berlin
Twinwave, Frankfurt
UUNET Deutschland GmbH, Dortmund Versatel
VEW Telnet
VIA NET.WORKS Deutschland GmbH, Duisburg
VIAG INTERKOM GmbH & Co., Munchen
Viatel
Wirehub! Internet BV, Rotterdam (NL)
World Online GmbH, Drei
Worldcom Advanced Networkservice GmbH, Unterhaching
Xlink (KPNQwest)
ZET.NET AG

GERMAN CARRIERS, AND SERVICE PROVIDERS WITH LICENSE CLASS 3

3H Telekommunikation GmbH
3T Telekommunikationsgesellschaft mbH
3U Telekommunikation AG
accom Gesellschaft fur Telekommunikationsnetze und-dienstleistungen mbH & Co. KG Airdata Holding GmbH
AllgauKom GmbH & Co. Telekommunikations KG

Altvater Airdata Systems GmbH & Co.KG
Altvater + Schreiber Systemtechnik GmbH
Andreas Muth
Antennendienst Cabel Tec GmbH
Antennentechnik Weser-Ems GmbH
AT&T-Unisource Communications Services (Deutschland) GmbH
AugustaKom Telekommunikations GmbH
AVC Kommunikationssysteme GmbH
Bavaria Telecentrum GmbH & Co.KG
Bayern Digital Radio GmbH
BCC-Braunschweiger Communication Carrier GmbH
BerliKomm Telekommunikationsgesellschaft mbH
Bisping & Bisping & Co. OHG
BITel Gesellschaft fur kommunale Telekommunikation mbH
BKG Breitbandkabelgesellschaft mbH
Bosch Telecom GmbH Produktbereich BN
BroadNet Deutschland GmbH
BreisNet Telekommunikations- und Carrier-Dienste
Bremer Kommunikationstechnik GmbH
BTV Breitband-Television Jena GmbH
Burgergemeinschaft "Gro(beta)antennenanlage Dresden-Prohlis" w.V.
Cable & Wireless (Deutschland) GmbH
Callino GmbH
Carrier 1 International GmbH
carrier24 GmbH
ChemTel Telekommunikation GmbH
City TV-Kabelservice GmbH
Citykom Munster GmbH Telekommunikationsservice
CNB Communications Netmanagement Bremen GmbH
COLT Telecom GmbH
COM-IN-Telekommundations GmbH
Comple Tel GmbH
Complete Systemhaus GmbH
Connect Telecom Dunja Sudfels e.K.
Corporate Network Essen Gesellschaft fur Telekommunikation mbH
Cybernet Internet-Dienstleistungen AG
Daten- und Telekommunikations - GmbH Dessau
Datenbahn Technik GmbH Telekommunikationsgesellschaft
Dcom Infotec Gesellschaft fur Kommunikationssysteme mbH desaNet Telekommunikation Sachsen Ost GmbH
Deutsche Landtel GmbH
Digital Radio Nord GmbH
Digital Radio Sudwest GmbH
Digital Radio West GmbH
DOKOM Gesellschaft fur Telekommunikation mbH
E-Plus Mobilfunk GmbH
EAM-Line GmbH
Easynet Group Plc.
ECN Telekommunikation GmbH
EggeNet Gesellschaft fur Telekommunikation mbH

EinsteiNet AG
Enco Telecom GmbH & Co.KG
Energis (Switzerland) AG
ENKom GmbH Gesellschaft fur Telekommunikation envia.tel GmbH
EWE TEL GmbH
EWT Communications GmbH
Fernseh GmbH Niederdorf
FirstMark Communications Deutschland GmbH
First Telecom GmbH
GC Pan European Crossing Deutschland GmbH
GELSEN-NET mbH
Gigabell AG
Girrbach GmbH
GKS I-NetPartner GmbH Online Services
GlobalConnect A/S
Global One Telekommunikationsdienste GmbH
Global TeleSystems Netzwerk GmbH & Co. KG
Gratzl Electronic Telekommunikationsgesellschaft mbH
Hamcom GmbH
HanseNet Telekommunikation GmbH
Haveldata Gesellschaft mit beschrankter Haftung
HEAG MediaNet GmbH
Henken & Hormann GmbH
Hermes Europe Railtel B.V.
herzo Media GmbH & Co. KG
HighSpeed AccessNet GmbH
HighwayOne GmbH
HilCom - Hildesheimer Telekommunikationsgesellschaft mbH
HTN-Hannoversche Telekommunikations- und Netzgesellschaft mbH
HTP-Hannovers Telefon Partner GmbH
Hubert Schwehr GmbH
i-21 Germany GmbH c/o Interoute Telecom Deutschland GmbH
IAXIS GmbH
ILCO Funktechnik GmbH
INNOCOM Schwerin GmbH & Co.KG
IPOS Internet Provider OnlineService GmbH
ISIS Multimedia Net GmbH
ISYS-Team Informatik-Systeme GmbH
ITH Kommunikationstechnik GmbH
JelloCom GmbH & Co.KG
K&K Kommunikationssysteme GmbH
K-net Telekommunikation GmbH
Kabel Deutschland GmbH
Kabelfernsehen Leipzig GmbH & Co. KG
Kabelfernsehen Munchen ServiCenter GmbH & Co.KG
Kabelfernsehen Oelsnitz/V. GmbH
KABELFERNSEHEN OSMO GmbH & Co. KG
Kabelfernsehen Zwenkau GmbH
KEVAG Telekom GmbH
KfGW Kabelfernsehen fur Gro(beta)-Gerau Weiterstadt GmbH & Co. KG

KielNET GmbH
Klaus Daten- und Telekommunikationstechnik GmbH
KKF.net AG
KOMRO Gesellschaft fur Telekommunikation mbH
KomTel Gesellschaft fur Kommunikations- und Informationsdienste mbH KPN Qwest Assets Germany GmbH
LambdaNet Communications GmbH
Leschinsky & Schneider GmbH Antennen- und Kabelfernsehanlagen
LeuCom Telekommunikationsgesellschaft mbH
Level 3 Communications GmbH
LEWTelNet GmbH
Lindenberger Telekommunikations GmbH
Lkomm Telekommunikations GmbH & Co. KG
Lothar Mayer Internet Dienstleistungen
LunTel Telekommunikationsgesellschaft Lunen mbH
M"net Telekommunikations GmbH
Magdeburg-City-Com GmbH
Mainova Kommunikationsnetze GmbH
MAINZ-KOM Telekommunikation GmbH
MAnet GmbH Gesellschaft fur Telekommunikation und Information
Mannesmann Arcor AG & Co.
Mannesmann o.tel.o GmbH
Mediascape Communications GmbH
MEOCOM Telekommunikation GmbH& Co.KG
MERO Pipeline GmbH
Metromedia Fiber Network GmbH
MEVACOM Telekommunikationsdienstleistungen GmbH
MFS Communications GmbH
MK-Net Telekommunikationsgesellschaft mbH
MobilCom CityLINE GmbHmuenchner-freiheit.net GmbH & Co. KG
Nacamar Data Communications GmbH
NCC-Gesellschaft fur Netzwerk Communication u.Consulting mbH
NeckarCom Telekommunikation GmbH
NEFkom Telekommunikation GmbH
NetCologne GmbH
Netcom Kassel Gesellschaft fur Telekommunikation GmbH network engineering
Neubrandenburger Medianet KFA (Kabelfernsehanlagen) GmbH
NTL Nachrichtentechnik GmbH
OSNATEL GmbH
Ost Tel Com
Ost-Telecommunication-GmbH
PfalzKom Gesellschaft fur Telekommunikation mbH
Powercom A/S
PrimaCom AG
prompt GmbH & Co.KG
Pulsaar Gesellschaft fur Telekommunikation mbH
QS Communication Service AG
Radio -SWS Norderney-Sturmwellensender GmbH
Rapp Burosysteme GmbH

R-KOM Regensburger Telekommunikationsgesellschaft mbH & Co.KG
Regio (.NET) Gesellschaft fur neue Kommunikationsformen mbH
RegioCom GmbH
Regional-TV Fernsehproduktions GmbH
REKA Regionalservice Kabelfernsehen GmbH
RheiNet GmbH
riodata GmbH
RMN Telekommunikationsnetzgesellschaft mbH Rhein-Main
Rohner KG
RuhrNet Gesellschaft Telekommunikation mbH
S+K ServiceKabel Aktiengesellschaft
SbB Sammelkanalbetriebs- und Beteiligungsgesellschaft Suhl GmbH
Schaf Systemtechnik GmbH
SCHELLER Systemtechnik GmbH
SDTelecom Telekommunikations GmbH
Sender Freies Berlin Anstalt offentlichen Rechts Abteilung Hochfrequenztechnik Senner-Druck-Nurtingen Gustav Senner HG
Siegbert-Toni Marschall
SKYTRON Communications GmbH
SMATcom Netz-Verwaltungs GmbH
Soco Network Solutions GmbH
Softwaresupport Raab GmbH
Stadtnetz Bamberg Gesellschaft fur Telekommunikation mbH
Star-One 2in1 Networks GmbH & Co. KG
Stefan Jager & Raik Quascher GbR
Swisscom (Deutschland) GmbH
TALKLINE GmbH
TC net GmbH
Tele2 Telecommunication Services GmbH
TeleBel Gesellschaft fur Telekommunikation
TeleData Friedrichshafen GmbH
Teleglobe GmbH
Telekommunikation Lindau (B) GmbH
TELELEV Telekommunikation GmbH
TeleMark Telekommunikationsgesellschaft Mark mbH
TelemaxX Telekommunikation GmbH
TeleNEC Telekommunikation
TelePassport AG TELEVIS Grimma GmbH
Telia Telekommunikation GmbH
TelSA Telekommunikationsgesellschaft mbH Sachsen-Anhalt
TELE/OS Gesellschaft fur Telekommunikation und Netzdienste
  Ostwestfalen-Schaumburg mbH
TENSIOCOM GmbH
tesion Communikationsnetze Sud-West GmbH & Co. KG
Thonny Salaf Telefon- und Datenservice
Thorn, Jurgen
TKS Telepost Kabel-Service Kaiserslautern GmbH & Co.KG tnp
TeleNet Potsdam Kommunikationsgesellschaft mbH
TMR Telekommunikation Mittleres Ruhrgebiet GmbH todo Gesellschaft fur Informationstechnik GmbH

TraveKom Telekommunikationsgesellschaft mbH
TSS Telekabel Service Sud Marketing u. Verwaltung GmbH
TuNet GmbH
UWU Mediendienste GmbH
URBANA Telekommunikation GmbH
"Urbana Teleunion" Rostock GmbH & Co.
VANCO Euronet GmbH VEAGCOM
Telekommunikationsgesellschaft mbH
Versatel Deutschland GmbH
Versa Tel Telecom International B.V.
VIAG INTERKOM GmbH & Co.
VIATEL GmbH
Vine Telecom GmbH
VSE Net GmbH
WESTEND GmbH
WiCom GmbH Wilhelmshavener Telecommunication GmbH wilhelm.tel GmbH
WiKom Elektrik GmbH
WITCOM Wiesbadener Informations- und Telekommunikations Gesellschaft mbH Wittenberg-Net
WOBCOM GmbH Wohnstattengesellschaft Dortmund-Sud mbH
Wolfgang Rischke
Wurzburger Telekommunikationsgesellschaft mbH (WuCom)
ZSH Zwickauer System- und Haustechnik GmbH

GERMAN CARRIERS AND SERVICE PROVIDERS WITH LICENSE CLASS 4

01051 Telecom GmbH

3U Telekommunikation AG
ACC Telekommunikation GmbH
accom Gesellschaft fur Telekommunikationsnetze und-dienstleistungen mbH & Co. KG ACV Kommunikationssysteme GmbH
Advertising Werbeagentur GmbH
AT&T-Unisource Communications Services (Deutschland) GmbH
AugustaKom Telekommunikation GmbH & Co.KG Axxon Telecom GmbH
BCC Braunschweiger Communication Carrier GmbH
Belgacom Deutschland GmbH
BerliKomm Telekommunikationsgesellschaft mbH
BITel Gesellschaft fur kommunale Telekommunikation mbH
BKG Breitbandkabelgesellschaft mbH
BreisNet Telekommunikations- und Carrier-Dienste GmbH
BroadNet Deutschland GmbH
Cable & Wireless (Deutschland) GmbH
Callino GmbH
Carrier 1 International GmbH
CaTEL Carrier- und Telekommunikationsborse Frankfurt AG
ChemTel Telekommunikation GmbH
Cignal Global Communications Germany GmbH
Citykom Munster GmbH Telekommunikationsservice
CNB Communications Netzmanagement Bremen GmbH
COLT Telecom GmbH
Comple Tel GmbH
connection 42 telecommunication planning & consulting GmbH
Corporate Network Essen Gesellschaft fur Telekommunikation mbH
Cybernet Internet-Dienstleistungen AG
Daten- und Telekommunikations - GmbH Dessau
Datel Dessau
debitel Aktiengesellschaft GmbH & Co.KG
DETECON Deutsche Telepost Consulting GmbH
Deutsche Landtel GmbH
Deutsche Telefon- und Marketing Services GmbH
Deutsche Telekom AG
Dcom Infotec Gesellschaft fur Kommunikationssysteme mbH
DOKOM Gesellschaft fur Telekommunikation mbH
DreCom Gesellschaft fur Telekommunikation GmbH
EAM-Line GmbH
easynet Datenverarbeitungs GmbH
ECONOphone GmbH
EGN B.V.
EinsteiNet AG

Elmshorner Dienstleistungszentrum
Enco Telecom GmbH & Co.KG
Energis (Switzerland) AG
ENKom GmbH Gesellschaft fur Telekommunikation envia.tel GmbH
E-Plus Mobilfunk GmbH
ETS Verwaltung fur Sprach- und Datennetze GmbH
European Telecommunication Holding E.T.H. Aktiengesellschaft
EWE TEL GmbH
EXTR@COM AG
FaciliCom Telekommunikation GmbH
Finnish International Telecommunications GmbH
FirstMark Communications Deutschland GmbH
First Telecom GmbH
GC Pan European Crossing Deutschland GmbH
Gigabell AG
Global Communications GmbH
Gesellschaft fur Dienstleistungen im Telekommunikationsbereich
Global Network Telephone GmbH
Global TeleSystems Netzwerk GmbH Co. KG
Hamcom GmbH Telekommunikation
HanseNet Telekommunikation GmbH
haveldata Gesellschafft mit beschrankter Haftung
HEAG MediaNet GmbH
Henken & Hormann GmbH
HighwayOne GmbH
HilCom - Hildesheimer Telekommunikationsgesellschaft mbH
HTP-Hannovers Telefon Partner GmbH
Hutchison Telecom GmbH
IDT GLOBAL LIMITED
Informatik-Zentrum Bayern GmbH & Co.KG
INTERCROSS Deutschland GmbH
Interoute Telecom Deutschland GmbH
ISIS Multimedia Net GmbH
JelloCom GmbH & Co.KG
K-net Telekommunikation GmbH
KaTel Gesellschaft fur Telekommunikation mbH
KDD Telecomet Deutschland GmbH
KDD-CONOS Aktiengesellschaft Bonn
KEVAG Telekom GmbH
KielNET GmbH
Kom Tel Gesellschaft fur Kommunikations- und Informationsdienste mbH KPN Telecom BV
Kray Telecom GmbH
LeuCom Telekommunikationsgesellschaft mbH
Level 3 Communications GmbH
Long Distance International Limited
Lun Tel Telekommunikationsgesellschaft Lunen mbH
M"net Telekommunikations GmbH
Magdeburg-City-Com GmbH

MAnet GmbH - Gesellschaft fur Telekommunikation-und Information Mannesmann Arcor AG & Co.
Mannesmann o.tel.o GmbH
MCN tele.com Aktiengesellschaft
Mediascape Communications GmbH
mediaWays GmbH Internet Service
Mega Satellitenfernsehen GmbH
MEVACOM Telekommunikationsdienstleistungen GmbH
MCI WorldCom Deutschland GmbH
MEOCom Telekommunikation GmbH& Co. KG
MobilCom City LINE GmbH
NEFkom Telekommunikation GmbH& Co. KG
NetCologne GmbH
Netcom Kassel Gesellschaft fur Telekommunikation mbH Neubrandenburger Medianet KFA (Kabelfernsehanlagen) GmbH
NTL Nachrichtentechnik GmbH
One.Tel GmbH
OSNATEL GmbH
Pacific Gateway Exchange, Inc.
PfalzKom Gesellschaft fur Telekommunikation mbH
Prime TEC Deutschland GmbH
prompt GmbH & Co.KG
PTI GmbH
Pulsaar Gesellschaft fur Telekommunikation mbH
QS Communication Service AG
Rapid Link Telecommunications GmbH
RegioCom GmbH
RheiNet GmbH
R-Kom Regensburger Telekommunikationsgesellschaft mbH & Co.KG RSL COM Deutschland GmbH
RuhrNet Gesellschaft Telekommunikation mbH
Scheller Systemtechnik GmbH
SDTelecom Telekommunikations GmbH
SEC Service Aktiengesellschaft
SONERA Deutschland GmbH
SpaceKomm Gesellschaft fur innovative Telekommunikation GmbH Stadtnetz Bamberg Gesellschaft fur Telekommunikation mbH
Star Telecommunications Deutschland GmbH
Startec Global Communications GmbH
Storm Telecommunications Limited
Talkline GmbH
TelDaFax AG
Tele2 Telecommunication Services GmbH
TELE/OS Gesellschaft fur Telekommunikation und Netzdienste TeleBel Gesellschaft fur
Telekommunikation Bergisches Land mbH
Telegate Aktiengesellschaft fur telefonische Informationsdienste
Teleglobe GmbH
TELEGROUP Network Services Deutschland GmbH
TELELEV Telekommunikation GmbH

TeleMark Telekommunikationsgesellschaft Mark mbH
TelemaxX Telekommunikation GmbH
TeleNEC Telekommunikation Neustadt GmbH & Co.KG
TelePassport AG
Telia Telekommunikation GmbH
TelSA Telekommunikationsgesellschaft mbH
TENSIOCOM GmbH
tesion Communikationsnetze
Thonny Salaf Telefon- und Datenservice
TMR Telekommunikation Mittleres Ruhrgebiet GmbH tnp TeleNet Potsdam Kommunikationsgesellschaft mbH
USA Global Link Deutschland GmbH
VarTec Telecom Europe Limited
Versatel Deutschland GmbH
VIAG INTERKOM GmbH & Co.
VIATEL GmbH
VSE Net GmbH
WESTCom Gesellschaft fur Telekommunikation mbH
WiCOM GmbH Wilhelmshavener TeleCommunication GmbH
WiKom Elektrik GmbH
WinStar Communications GmbH
WITCOM Wiesbadener Informations- und Telekommunikations Gesellschaft mbH Wittenberg-Net
WOBCOM GmbH
WorldxChange Communications GmbH
Wurzburger Telekommunikationsgesellschaft mbH (WuCom)
ZSH Zwickauer System- und Haustechnik GmbH

CATV-OPERATORS

Callahan + Verbundene Unternehmen (in Europa)
UPC + Verbundene Unternehmen (EWT/TSS, Primacom) (in Deutschland)
Klesch + Verbundene Unternehmen (in Deutschland)
Bayrisches Konsortium (Hypo Bank, VIAG InterCom, KDG, DB Investor,
  Staatskanzlei, Deutsche Bank)


i)    INTERNATIONAL AFFILIATES OF GERMAN CARRIERS

------------------------------------------------------------------------------------------------------------------
GERMAN CARRIER                AFFILIATE                                  COUNTRY
------------------------------------------------------------------------------------------------------------------
Viag AG                       VIAG Interkom GmbH & Co                    Germany
                              ------------------------------------------------------------------------------------
                              Connect Austria GmbH                       Austria
                              ------------------------------------------------------------------------------------
                              Orange Communications SA                   Switzerland, UK, Australia, Belgium,
                                                                         Hong Kong,India, Israel
------------------------------------------------------------------------------------------------------------------
mediaWays / Telefonica        mediaWays                                  Germany
                              ------------------------------------------------------------------------------------
                              British mediaWays                          UK
------------------------------------------------------------------------------------------------------------------
Telegate                      same name: Telegate                        Germany, Spain, Italy, Austria, UK, USA
------------------------------------------------------------------------------------------------------------------
Mannesmann / Vodafone         Mannesmann Arcor                           Germany
                              ------------------------------------------------------------------------------------
                              ipulsys                                    Belgium, France, Germany, Italy,
                                                                         Netherland, Spain, Switzerland, UK
                              ------------------------------------------------------------------------------------
                              Eurokom                                    Belgium, France, Germany, Italy,
                                                                         Netherland, Spain, Switzerland, UK
                              ------------------------------------------------------------------------------------
                              infostrada                                 Italy
------------------------------------------------------------------------------------------------------------------

ii)   INTERNATIONAL AFFILIATES OF NON-US BASED CARRIERS

--------------------------------------------------------------------------------
CUSTOMER NAME                COUNTRIES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Atlantic Telecom             Germany, UK
--------------------------------------------------------------------------------
C&W Corporate Account        Austria, Belgium,Czech Republic, Denmark,
                             Finland,Germany, Greece, Georgia, Hungary, Italy,
                             Israel, Ireland, Luxemburg, Netherland, Norway,
                             Poland, Portugal, Slovakia, Spain, Sweden,
                             Switzerland, UK, Ukraine
--------------------------------------------------------------------------------
COLT Telecom                 Belgium, France, Germany, Italy, Netherland, Spain,
                             Switzerland, UK
--------------------------------------------------------------------------------
GTS                          Belgium, Czech Republic, Denmark, France, Germany,
                             Hungary, Italy, Ireland, Netherland, Poland,
                             Russia, Spain, Sweden, Switzerland, UK, Ukraine
--------------------------------------------------------------------------------
Interoute                    Belgium, Denmark, France, Germany, Italy, Ireland,
                             Netherland, Portugal, Spain, Switzerland, UK
--------------------------------------------------------------------------------
InterXion                    Belgium, France, Germany, Italy, Netherland, UK
--------------------------------------------------------------------------------
Riodata                      Germany, France, Italy, Spain, UK
--------------------------------------------------------------------------------
RapidLink                    Germany, Czech Republic
--------------------------------------------------------------------------------
Telinco                      Germany, UK
--------------------------------------------------------------------------------
Versatel                     Belgium, France, Germany, Luxemburg, Netherland, UK
--------------------------------------------------------------------------------
VIATEL                       Austria, Belgium, France, Germany, Italy,
                             Netherland, Spain, Switzerland, UK
--------------------------------------------------------------------------------

iii)  INTERNATIONAL AFFILIATES OF US BASED CARRIERS


-----------------------------------------------------------------------------
CUSTOMER NAME           COUNTRIES
-----------------------------------------------------------------------------
BroadNet/Comcast        Austria, France, Germany, Italy, Norway, Portugal,
                        Spain, Switzerland, UK
-----------------------------------------------------------------------------
First Mark Telecom      Austria, Belgium, France,Germany, Luxemburg,
                        Portugal, Switzerland, UK
-----------------------------------------------------------------------------
GBLX                    Belgium, France, Germany, Italy, Netherland, UK
-----------------------------------------------------------------------------
Level3 COM              France, Germany, Netherland, UK
-----------------------------------------------------------------------------
NTL                     France, Germany, Ireland, Sweden, Switzerland, UK
-----------------------------------------------------------------------------
ONE Tel                 Australia, France, Germany, Netherland,
                        Switzerland, UK
-----------------------------------------------------------------------------
RSL COM                 Austria, Denmark, France, Finland, Germany, Italy,
                        Netherland, Portugal, Spain, Sweden, Switzerland, UK
-----------------------------------------------------------------------------
STAR ONE AG             Germany, Spain, Switzerland
-----------------------------------------------------------------------------
UPC                     Austria, Belgium, Czech Replublic, France, Hungary,
                        Ireland, Malta, Netherland, Norway, Romania, Slovak
                        Republic
-----------------------------------------------------------------------------
WordAccess              Austria, Belgium, Denmark, Finland, France,
                        Germany, Italy, Netherland, Norway, Spain, Sweden,
                        Switzerland, UK
-----------------------------------------------------------------------------
WinStar                 Belgium, Germany, UK
-----------------------------------------------------------------------------
World/COM/MCI           Germany
-----------------------------------------------------------------------------

DEUTSCHE TELEKOM AG UND TOCHTER MIT MEHRHEITSBETEILIGUNG
(German Telekom AG and their affiliates with controlling interest)

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
KONZERN                       DEUTSCHE TELEKOM AG, BONN                     GERMANY
------------------------------------------------------------------------------------------------------------------
Breitbandkabel                DeTeKabelService Deutsche Telekom Kabel       Germany
                              Service GmbH, Bonn
------------------------------------------------------------------------------------------------------------------
                              Kabel Deutschland GmbH, Bonn                  Germany
------------------------------------------------------------------------------------------------------------------
                              MSG MediaService GmbH, Munchen                Germany
------------------------------------------------------------------------------------------------------------------
Datenkommunikation            T-Data Gesellschaft fur Datenkommunikation    Germany
                              mbH, Bonn
------------------------------------------------------------------------------------------------------------------
                              DeTeLine Deutsche Telekom                     Germany
                              Kommunikationsnetze GmbH, Berlin
------------------------------------------------------------------------------------------------------------------
                              DeTeLine Budapest GmbH, Budapest (Ungarn)     Hungary
------------------------------------------------------------------------------------------------------------------
Spezielle Mehrwertdienste     DeTeMedien, Deutsche Telekom Medien GmbH,     Germany
                              Frankfurt/Main
------------------------------------------------------------------------------------------------------------------
Multimedia-kommunikation      Deutsche Telekom Online Services GmbH,        Germany
                              Darmstadt
------------------------------------------------------------------------------------------------------------------
Mobil-Kommunikation           DeTeMobil Deutsche Telekom MobilNet GmbH,     Germany + worldwide activities
                              Bonn
------------------------------------------------------------------------------------------------------------------
                              CMobil B.V., Amsterdam                        Netherlands
------------------------------------------------------------------------------------------------------------------
                              max.mobil. Telekommunikation Service GmbH,    Austria
                              Wien
------------------------------------------------------------------------------------------------------------------
Auslandsgeschaft              Deutsche Telekom Inc., New York               USA
------------------------------------------------------------------------------------------------------------------
                              Deutsche Telekom (Canada) Inc., Toronto       Canada
------------------------------------------------------------------------------------------------------------------
                              T-Access Inc., Red Bank New Jersey            USA
------------------------------------------------------------------------------------------------------------------
                              Deutsche Telekom S.A.R.L. Paris               France
------------------------------------------------------------------------------------------------------------------
                              Deutsche Telekom Asia Pte. Ltd. Singapur      Singapore
------------------------------------------------------------------------------------------------------------------
                              Deutsche Telekom K.K., Tokio                  Japan
------------------------------------------------------------------------------------------------------------------
                              Deutsche Telekom Ltd., London                 UK
------------------------------------------------------------------------------------------------------------------
                              Deutsche Telekom gAG, Moskau                  Russia


------------------------------------------------------------------------------------------------------------------
                              Infonet Network Services Deutschland GmbH,    worldwide activities
                              Frankfurt/Main
------------------------------------------------------------------------------------------------------------------
Vertrieb Geschafts- und       DeTeSystem Deutsche Telekom Systemlosungen    Germany
Privatkunden                  GmbH, Frankfurt/Main
------------------------------------------------------------------------------------------------------------------
Informations-verarbeitung     DeTeCSM Deutsche Telekom Computer Service     Germany
                              Management GmbH, Darmstadt
------------------------------------------------------------------------------------------------------------------

   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.



                                    EXHIBIT B
                                       to

          UNISPHERE MASTER PURCHASE AND RESELLER/DISTIBUTOR AGREEMENT

                           Unisphere Product List and
                        Price List and Discount Schedule


Product Categories:

1.    the ERX product, associated software and accessories;

2.    UMC directory services; and

3.    third party products, associated software and accessories

Price List:

See Exhibit B-1 attached hereto and incorporated herewith.
Discount Schedule:

Chassis and common logic equipment: [**] off the standard Unisphere U.S. list price

IO Modules: [**]off the standard Unisphere U.S. list price

Evaluation Units: [**] off the standard Unisphere U.S. list price, for purchases of up to U.S. $[**] per contract year for Siemens Aktiengesellschaft, ICN Group, Carrier Sales Germany, ICN VD/VT; for any other local company or entity affiliated with Siemens, the discount for evaluation units shall be limited to purchases of up to US $[**] per contract year.

                                    EXHIBIT C
                                       to

          UNISPHERE MASTER PURCHASE AND RESELLER/DISTIBUTOR AGREEMENT


List of Countries in which Unisphere shall bear the costs of Local Compliance pursuant to Section 3.7 of the Agreement:

Australia, Austria, Belgium, Czech Republic, Denmark, Finland, France, Germany, Georgia, Greece, Hong Kong, Hungary, India, Ireland, Israel, Italy, Luxembourg, Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Spain, Sweden, Switzerland, UK, Ukraine, USA

For the west European states, Switzerland, Norway, and Liechtenstein, the following minimum legal requirements have to be fulfilled:

1)   Electromagnetic compatibility:     EMV Directive 89/336/EEC
                       (e.g. EN55022, EN50082-1:97, FCC Part 15, CISPR-22, etc.)
2)   Product security:             Low Voltage Directive 73/23/EEC
                       (e.g. EN60950, UL 1950, CSA CS22.2 950, IEC 950, etc.)
3)   Layer 1 conformity:           R&TTE Directive 1999/5/EC

Customer specific (e.g. DTAG, Bellcore) additional quality requirements will be fulfilled on a case-by-case basis as mutually agreed upon by the parties in writing.

For all other countries the specific legal requirements will be fulfilled on a case-by-case basis as mutually agreed upon by the parties in writing.

                                    EXHIBIT D
                                       to

           UNISPHERE MASTER PURCHASE AND RESELLER/DISTIBUTOR AGREEMENT

                                    EXHIBIT D
                          SERVICE LEVEL AGREEMENT (SLA)


TABLE OF CONTENTS:
List of Annexes
Article 1  Definitions
Article 2  Provision of Services
Article 3  Delivery Conditions
Article 4  Prices / Invoicing
Article 5  Terms of Payment
Article 6  Confidential Treatment
Article 7  Liability / Limitation of Liability
Article 8  Warranty
Article 9  Term and Termination of SLA
Article 10 Arbitration
Article 11 Applicable Law

LIST OF ANNEXES:
Annex 1  Definition and Extent of Services
Annex 2  Prices / Invoicing
Annex 3  List of Products

The Annexes may be revised/renewed from time to time.

ARTICLE  1      DEFINITIONS

In this SLA the following terms shall have the meanings as follows:

"Customer" means any customer of UNISPHERE and/or Siemens.

,,Services" means the services to be performed by UNISPHERE under this SLA as defined in Annex 1

"Products" means the products as listed in Exhibit B of the Master Purchase and Reseller / Distributor Agreement

"Purchaser" shall mean Siemens or any Siemens Subsidiary or Siemens Affiliate.

Further terms may be defined in the Annexes to this SLA.

ARTICLE  2      PROVISION OF SERVICES

UNISPHERE shall during the term of this SLA provide to Siemens against payment of the prices stipulated in Article 4 those of the Services on Products which shall be ordered by Siemens from time to time.

ARTICLE  3      DELIVERY CONDITIONS

Any shipment under this SLA of either contract party will be made "Free Carrier
(FCA) to Unisphere" according to the "Incoterms 1990".

ARTICLE  4      PRICES / INVOICING

The prices for the Services to be provided under this SLA and the method of invoicing are stated in Annex 2. During the warranty period the Services listed in Section 3 of Annex 1 are provided free of charge. Training prices shall be as outlined in Section 3.9.

ARTICLE  5      TERMS OF PAYMENT

Payment of the invoices shall be effected within 45 (forty-five) days from date of invoice.

ARTICLE 6       CONFIDENTIAL TREATMENT

Reference Article 14 of the Master Purchase and Reseller / Distributor
Agreement.

ARTICLE 7       LIABILITY / LIMITATION OF LIABILITY

Reference Article 21 of the Master Purchase and Reseller / Distributor
Agreement.

ARTICLE 8       WARRANTY

Reference Article 13 of the Master Purchase and Reseller / Distributor
Agreement.

ARTICLE  9     TERM AND TERMINATION OF SLA

This SLA shall come into force upon signature of the Master Purchase and Reseller / Distributor Agreement.

This SLA shall remain valid for an unlimited term and can be terminated by the Parties 36 months after termination of the Master Purchase and Reseller / Distributor Agreement provided however Siemens pays the agreed upon Service Fee for each of the 12 months period and, provided further, that if Siemens discontinues to make the payment, then this SLA shall be subject to termination as follows: if the total length of time of any failure to make any timely payment exceeds twenty-five (25) calendar days from the due date, Unisphere shall be entitled to declare a breach of this SLA by written notice to Siemens, and Unisphere shall be entitled to terminate this SLA unless such breach is cured within ten (10) business days from such notice of said breach. Unisphere shall also be entitled to interest on any late payment in accordance with the provisions set forth in Section 6.2 of the Master Purchase and Reseller / Distributor Agreement.

Any termination will not affect obligations of either party accrued and orders placed by Siemens under this SLA up to the actual termination of the SLA.


ARTICLE 10      ARBITRATION

Reference Article 22.7 of the Master Purchase and Reseller / Distributor Agreement.

ARTICLE 11      APPLICABLE LAW

Reference Article 22.5 of the Master Purchase and Reseller / Distributor Agreement.

ANNEX 1

DEFINITION AND EXTENT OF SERVICES

TABLE OF CONTENTS



1 DEFINITIONS................................................................................................53



2 RESPONSIBILITIES/COMMON REQUIREMENTS.......................................................................55

2.1 UNISPHERE'S OBLIGATIONS..................................................................................55
2.2 SIEMENS' OBLIGATIONS.....................................................................................55


3  SERVICES..................................................................................................56

3.1 EMERGENCY SERVICE........................................................................................56
3.2 HOTLINE/ON CALL SERVICE..................................................................................56
3.3 PROJECT/FIELD SERVICE (OPTIONAL, ON REQUEST).............................................................57
3.4 UPGRADE/UPDATE SERVICE...................................................................................57
3.4.1 SW MAINTENANCE.........................................................................................57
3.4.2 HW UPDATE..............................................................................................58
3.4.3 COMPATIBILITY AND CORRECTION MATRIX....................................................................58
3.5 FAULT CORRECTION SERVICE.................................................................................58
3.5.1 PROBLEM PRIORITIES ....................................................................................59
3.5.2 PERFORMANCE REQUIREMENTS...............................................................................60
3.6 PERFORMANCE/FAULT STATISTICS.............................................................................61
3.7 REPAIR AND REPLACEMENT SERVICE...........................................................................62
3.7.1 GENERAL................................................................................................62
3.7.2 REPAIR AND RETURN SERVICE - IN WARRANTY................................................................62
3.7.3 REPAIR AND RETURN SERVICE - OUT OF WARRANTY............................................................15
3.7.4 ADVANCED REPLACEMENT DEAD ON ARRIVAL...................................................................63
3.7.5 REPAIR AND REPLACEMENT SERVICE TIME SCALE (SUMMARY)....................................................64
3.7.6 NO FAULT FOUND HANDLING................................................................................64
3.7.7 REPAIR REPORTS.........................................................................................65
3.7.8 EMERGENCY REPLACEMENT SERVICE..........................................................................65
3.7.9 REFURBISHMENT..........................................................................................65
3.7.10 EXTENDED WARRANTY CONTRACT............................................................................65
3.8 BULLETIN BOARD SERVICE...................................................................................66
3.9 TRAINING SERVICE.........................................................................................67
3.9.1 GENERAL................................................................................................67


3.9.2 COURSEWARE AND MATERIALS...............................................................................67
3.9.3 STANDARD TRAINING COURSES..............................................................................67
3.9.4 CUSTOMIZED TRAINING COURSES............................................................................68
3.9.5 TRAIN THE TRAINER - PROGRAM............................................................................68
3.10.1 NEW PRODUCT INTRODUCTION..............................................................................68
3.10.2 PRODUCT ACCEPTANCE....................................................................................20
3.10.3 ADDITIONAL INSTALLATION SERVICE.......................................................................69
3.10.4 EXTRAORDINARY SUPPORT.................................................................................69
3.11 EPIDEMIC FAILURE SUPPORT................................................................................69


4. ADDITIONAL REQUIREMENTS...................................................................................70


4.1 HANDLING OF OLDER RELEASES...............................................................................70
4.2 SPORADIC MALFUNCTIONS....................................................................................70
4.3 UNDETERMINED PROBLEMS....................................................................................70
4.4 DESIGN REQUIREMENTS......................................................................................71
4.5 REVIEW MEETING...........................................................................................71


5. MANAGEMENT ESCALATION PROCESS.............................................................................71




6 SERVICE DOCUMENTATION......................................................................................73


6.1 COMMERCIALLY AVAILABLE DOCUMENTATION.....................................................................73
6.2 INTERNAL DOCUMENTATION...................................................................................74

1     DEFINITIONS

      "ADDITIONAL SERVICES" shall mean all commercially available services offered by Unisphere other than those services described in Section 3 of this Annex e.g. Network Optimization, Network Planning, Configuration Management.

      "ADVANCED REPLACEMENT" means a service to ship replacement Service Part in advance of receipt of failed Product.

      "AUTHORIZED PERSONNEL" or "SSP" shall mean an individual

      *     who is properly trained to repair the Product;
      *     who is working under the direction of either Siemens or Unisphere.

      "BUSINESS DAY" shall mean the normal working hours and working days within the geographic location where Unisphere performs the Services e. g. 08:00 a.m. to 05:00 p.m.Mid Europe Time, Monday to Friday, excluding local holidays.

      "DAY" shall mean calendar day

      "PRODUCTS" shall mean the products/Items/units listed in Exhibit B of the Master Purchase and Reseller / Distributor Agreement.

      "PRODUCT SUPPORT" shall mean the services to be provided by Unisphere to resolve Product design problems in line with the priorities and timeframes defined in Section 3 of this Annex.

      "RELEASES" There are three parts of releases:

            - "MAJOR RELEASE" means a release of a Unisphere Software product that is designated by Unisphere as a change in the ones digit of the Software version number [(x).x.x].

            - "VERSION RELEASE" means an incremental release of Unisphere Software that provides maintenance fixes and additional Software features.

            - "MAINTENANCE RELEASE" means an incremental release of Unisphere Software that provides maintenance fixes and may provide additional Software features.

      "MINIMUM FIELD RELEASE LEVEL" shall mean the level of hardware or software currently supported in the field by Unisphere. Unisphere shall support the current revision and one previous version provided, however, that with respect to prior versions of software, Unisphere will support the same for not less than twenty-four (24) months after shipment of the Products by Unisphere, by providing software patches or a free software release, at Unisphere's discretion. With respect to hardware, if an upgrade in hardware is necessary in order to fix a software bug during the warranty period, Unisphere will provide the necessary hardware upgrade free of charge, only during the warranty period.

      "SERVICE LEVEL 3 SUPPORT" means the Services to be performed by Unisphere under this SLA as defined in Section 3 of this Annex.

      "SOFTWARE" shall mean those Products which are software, irrespective of the medium in which they are contained, and shall include Maintenance Releases.

      "SYSTEM" means communication network(s) and/or any communication equipment forming part thereof, of which Unisphere Products are parts of, which has
      (have) been supplied by Siemens or Unisphere to Customer either directly or through a subsidiary or a affiliated company of Siemens or Unisphere.

      "UNIT" shall mean Products (including parts and/or components or portions thereof).

      "UPDATE" means Maintenance Releases, Version Releases and/or Major Releases which contain the same configuration as originally acquired.

      "TAC" shall mean either Unisphere's or Siemens' Technical Assistance Centers as applicable.

      "FIRST LINE SUPPORT (TAC 1)" shall mean the initial fault diagnosis procedures undertaken by the Customer or by Siemens and/or its nominated representative. This includes initial on-site problem diagnosis, replacement of faulty hardware, reconfiguration, etc. to identify and correct a hardware or configuration problem (simple diagnostics that follow the technical procedures for the product).

      "SECOND LINE SUPPORT (TAC 2)" shall mean Siemens's and/or its nominated representatives to run the complete diagnostics able to identify fault in System (using Test Equipment) and identify whether hardware, software or configuration are concerned. Second Line Support involves detailed in-depth problem analysis and problem duplication. The analysis identifies whether the problem is caused by operator error, a fault or design issue. Second Line Support includes phone support and/or on site support to assist the Customer in the diagnosis of configuration problems, as well as recognition of possible software bugs. It also includes the creation of simple workarounds to allow the Customer to achieve the desired functionality while avoiding any known bugs. Second Line Support is responsible for the duplication and characterization of software problems seen in a Customer environment. If unable to duplicate the problem, the Second Line Support works with the Third Line Support to duplicate or characterize the problem.

      "THIRD LINE SUPPORT (TAC 3)" shall mean Unisphere's specialists with detailed product knowledge, capable of replicating problems and interfacing with development. Third Line Support includes the provision of a correction or work around to a problem which Siemens is unable to provide through the provision of First and Second Line Support. Third Line Support is responsible for ensuring the reproducibility and/or characterization of problems escalated from Second Line Support. It is also responsible for the creation of complex workarounds to allow the Customer to achieve the desired functionality while avoiding bugs. Third Line Support provides the environment and information to allow engineering to diagnose and repair the software problem. Furthermore, TAC 3 supports Siemens Project/Field service in case of intermittent/ sporadic malfunctions. In the case of malfunctions in a Unisphere Product, provided all necessary TAC 2 information has been provided to Unisphere by Siemens, if on-site service from Unisphere is necessary for fixing critical or major failures, Unisphere will provide the needed personnel free of charge. If the problem is determined to have been a TAC 2 problem, Unisphere may bill Siemens for its service.

      Third Line Support shall normally not include the provision of any hardware outside of the warranty period that may be required to support a new software release, nor the labor to install new software.

      "TEST EQUIPMENT" shall mean protocol analyser, standard tool set, etc.

2   RESPONSIBILITIES/COMMON REQUIREMENTS

2.1 Unisphere's Obligations

      Unisphere shall provide all services defined in this SLA.

      Unisphere is responsible for providing Third Line Support (TAC 3), but in the transitional period, which is limited to 60 days from the official released version for customer shipment, Unisphere shall work with Siemens to provide Second Line Support (TAC 2) until Siemens' service organization has enough know how to serve its Customers on their own.

      Unisphere shall ensure that each of the individuals within its organization and its distribution channel who are responsible for providing the Services have been adequately trained in the Products and technology which they are required to support.

      In case of problems arising with Systems of Customer, Unisphere shall support Siemens TAC2 organizations in resolving the problems if Unisphere Products are a possible cause of the customer's problem.

2.2 Siemens' Obligations

      Siemens is responsible for providing its customers, who are users of Unisphere Products, with Services similar to those offered directly by Unisphere, including TAC support, Software subscription, Hardware support and Training. Unless otherwise expressly agreed, Siemens shall ensure that it has Test Equipment available for testing the Products at each of its First and Second Line Support locations which is equivalent to that used by Unisphere to test the Products. In addition, Siemens' First and Second Line Support personnel shall have access to such laboratory equipment as necessary to provide their Customers with assistance, and to be able to reproduce problems with the Products.

      Siemens shall ensure that each of the individuals within its organization and its distribution channel who are responsible for providing First/Second Line Support have been adequately trained in the Products and technology which they are required to support.

3  Services

      Unisphere shall provide the following services:

      *     Emergency Service
      *     Hotline/On Call Service
      *     Project/Field Service (optional, on request)
      *     Update Service
      *     Fault Correction Service
      *     Repair and Replacement Service
      *     Bulletin Board Service
      *     Training Service
      *     Epidemic failure support

3.1 Emergency Service

      In the event of acute and severe operational problems, for example, where System availability is seriously impaired, the Emergency Service will provide reliable support 24 hours a day, 365 days a year. The Emergency Service will restore the operation of the affected System or Unit(s) as quickly as possible. Unisphere's personnel will work with Siemens' personnel to minimize the customer's downtime, including providing, if mutually agreed upon, on-site support.

3.2 Hotline/On Call Service

      Unisphere will provide direct support of Siemens personnel in the form of phone and related (e-mail, fax, etc.) support during its normal Business Day.

      This service is available to answer technical inquiries from Siemens service specialists to clarify operational problems escalated to Unisphere. Unisphere's personnel will answer questions as they relate to the Products supplied under this SLA and their operation in the Customer's System. Inquiries will be addressed according to their priority basis and will be swiftly and competently answered within the defined time frame agreed upon for such priority.

3.3 Project/Field Service (optional, on request)

      Unisphere may provide, at Siemens' request and upon mutual agreement, support for the network integration and system and acceptance tests at Siemens and where appropriate Siemens' end user premises. Unisphere may assist Siemens in the production of test specifications. Siemens may request Unisphere to analyze test steps, which are not successfully carried out. Siemens may request that Unisphere carry out the tests and analyses themselves at Siemens' own test facilities, or on Siemens' end user systems selected for test purposes; and specified in advance of the production of the test specification. Unisphere may provide this on-site service to Siemens at its sole direction and Siemens will pay Unisphere's standard rate plus expenses for this service.

      Subject to the terms and conditions of this SLA, Siemens shall be entitled to request that Unisphere provide any of the additional Support. Unisphere may, at its sole discretion, provide additional Support to Siemens or directly to the Customers of Siemens. Unisphere may not otherwise provide Project/Field Services directly to Siemens' Customer without the express written consent of Siemens.

3.4 Upgrade/Update Service

      Unisphere shall, at Siemens' request and upon mutual agreement, provide release upgrade procedures and restrictions as part of the release notes. This procedure shall incorporate all necessary information to perform release upgrade and fallback procedures. It shall also incorporate the possibility to create a new configuration from the existing one without any functional change. Duration of the upgrade for each network element should be as short as possible according to industry practice. The upgrade of a hardware based product must be independent of the remaining hardware based products in the network and be backward compatible.

      3.4.1 SW Maintenance

      Master copies of Maintenance Releases for Software and associated Keys, Passwords and Tools including all documentation will be provided in accordance with the specified fix time commitments, but at least two (2) times a year to all Siemens direct supported Service Organizations. Scheduled Maintenance Releases must be aligned with the committed response times. Siemens shall have the right to copy and distribute Maintenance Releases to its Customers as necessary to correct Software problems. Unisphere may also provide Siemens with patches (incl. all necessary documentation) for distribution to Siemens' Customers to meet time commitments, rather than providing Maintenance Releases. In the event, that the correction to a Unisphere Software problem is not fixed in a Maintenance Release and only in a Version or Major Release, Siemens will obtain the Release to distribute it to its Customers at no charge. In the event, that the Customers do not want to upgrade their networks, Unisphere shall fix the problem in the supported Releases.

      Unisphere shall provide Siemens' support organizations, System tests and school departments with any new Releases and associated Keys, Passwords and Tools including all documentation for their Systems, to build up know-how and to support or teach their Customers.

      Unisphere shall ensure that all new Releases will be compatible with regard to the functions and features with other then-current Products in a System, and with all supported Releases of the Products.

      To the extent that Unisphere charges a license or usage fee for any particular feature of the Software, then Siemens must pay that fee to Unisphere if the feature is used commercially by the Siemens Customer, as per Section 10.1 of the Master Purchase and Reseller / Distributor Agreement.

  3.4.2 HW Update

      Unisphere shall provide, during the warranty period free of charge, any hardware or software updates required to remedy a hardware design problem. Unisphere is expected to follow Telcordia's (formerly BELLCORE) Generic Requirements for Product Change Notices (GR-209 CORE) if and to the extent applicable. Cost of upgrade material and field implementation for Class "A" PCNs and security effecting upgrades by Siemens personnel shall be negotiated case by case.

      In the event of a network-wide hardware update which is required as a result of a design fault, the Parties agree to work together to devise appropriate plans to minimize the disruption to Customers, time required to implement, and associated costs to both parties, including, if appropriate the use of buffer stock as temporary replacements during the upgrade.

  3.4.3 Compatibility and Correction Matrix

      Unisphere shall supply a compatibility matrix for hardware/firmware/Software, which will illustrate the effects of a hardware, firmware or Software update on other boards (board to board), or Software in a System.

      In a correction matrix Unisphere shall document the effect, if any, of all corrections to a specific release of Software on other releases of the same Software. Compatibility and correction matrices shall be updated on a regular basis.

      A compatibility matrix to standard conformance shall be maintained by Unisphere. Unisphere will also maintain a knowledge base which will include known interoperability issues with non-Unisphere products.

3.5 Fault Correction Service

      Unisphere shall provide Siemens with all procedures for problem resolution.

      Problems that cannot be resolved by Siemens' Support Organization(s) shall be escalated to Unisphere in accordance with an agreed procedure for Unisphere's Support.

     3.5.1 Problem Priorities

      Problem shall be classified into one of the three (3) following categories for issues related to trouble reports (Major, Minor, and Query). Additional to the Priorities of fault reports, a Critical category will be used to identify a System in a very critical situation.

      The importance and urgency of a fault or error will be specified in accordance with the following priorities. The priority levels 1 to 3 and response times are defined as follows:

3.5.1.1 Critical

      Critical Problems are those that result in:

      * A total System failure that results in the loss of all transaction processing capability (e.g., call processing, data transmission)

      *     Significant reduction in capacity or traffic handling capability

      *     Any loss of safety or emergency capabilities

      *     Loss of Systems ability to perform automatic System reconfiguration

      *     Inability to restart a processor or the System

      * System related loss or severe degradation Unisphere of one or more primary rate/aggregate spans or connections

      *     Loss of access for maintenance or recovery operations

      * Loss of the System's ability to provide any required Emergency or Major trouble notification

      * Total loss of a material feature or functionality that impacts the operation of the Product

      If Siemens cannot restore the System and all relevant HW is already changed, Siemens will escalate the problem to Unisphere and Unisphere will respond to the Emergency case in one hour at all times (times outside of the Business Day may be subject to personnel on call via pager).


      -------------------------------------------------------------------------
      Emergency Phone-Numbers:  978-848-0685        (during Business hours)
                                -----------------------------------------------
                                978-848-0685        (outside Business hours)
      -------------------------------------------------------------------------

      Unisphere will restore the affected Product as soon as possible.

3.5.1.2 Major

      Major Problems are those that result in:

      * Emergency problems in which there is an acceptable work around in place

      *     Degradation in capacity or traffic handling capability

      * Degradation of System ability to perform automatic System reconfiguration

      *     Difficulty restarting a processor or the System

      *     Any loss of functional visibility and/or diagnostic capability

      * Short System outages, whose duration accumulates to greater than 2 minutes in any 24 hour period, or that continue to repeat during longer periods

      *     Prevention of access for routine administrative activity

      * Significant degradation of the System's ability to provide any required Emergency or Major Trouble notification

      *     Degradation of network management functions

3.5.1.3 Minor

      Minor Problems are those that result in:

      *     Degradation of access for routine administrative capability

      * User interface problems for network management that are not service affecting

      * Any problems that are not safety related on non-commissioned equipment

      *     Any other problems that are not service affecting

      * A minor software or hardware problem that while an inconvenience, but does not effect System functionality.

      * Requests for assistance in the installation or configuration of a System

      *     Requests for documentation pertaining to a System

 3.5.1.4 Query  or  Question:

      A fourth class, Query or Question, is a request for information which is not directly related to a service outage or problem. This may include:

      * Requests for assistance in the installation or configuration of a System

      *     Requests for documentation pertaining to a System

    3.5.2 Performance Requirements

      In order for Siemens to offer services to its end users, Unisphere will meet the following response, progress and restore times. If these time-scales cannot be met, Unisphere will immediately notify Siemens. Unisphere and Siemens primary technical contacts will undertake to discuss the problem and the terms and conditions with the goal of reaching a mutually acceptable solution.


       -------------------------------------------------------------------------------------------------------
       FAULT PRIORITY  RESPONSE TIME    PROGRESS TIME      RESTORE TIME        SW/HW  FAULT CORRECTION TIME
       -------------------------------------------------------------------------------------------------------
       Emergency       15 minutes       1 Business day     4 hours                    See Major
       Critical        ;
                       24 hours a day,
                       365 days/year
       -------------------------------------------------------------------------------------------------------
       Major           1                2 Business days    24 hours            SW     <= 30 days
                       hours;
                       24 hours a
                       day,
                       365 days/year
                                                                               -------------------------------
                                                                               HW     <= 90 days
                                                                               -------------------------------
       -------------------------------------------------------------------------------------------------------
       Minor           next Business    5 Business days    Not Applicable      SW     <= 90 days VD
                       day                                                            <= 60 days for German
                                                                                      Telecom
                                                                               -------------------------------
                                                                                HW     <= 180 days
                                                                               -------------------------------
       -------------------------------------------------------------------------------------------------------
       Query           2 Business days  1 month            Not Applicable      SW     Not Applicable
                                                                               -------------------------------

       -------------------------------------------------------------------------------------------------------

      DEFINITIONS:

      RESPONSE TIME:

      The time from when Siemens makes a request for a problem to be escalated and Unisphere responds to the request.

      PROGRESS TIME:

      Siemens may contact Unisphere at any interval for any problem to solicit update information. The time between Unisphere making the initial response to Siemens and providing unsolicited updates, by telephone, e-mail, web or fax to the request for information or assistance is the Progress time.

      RESTORE TIME:

      The time between Unisphere receiving and accepting the problem from Siemens and the delivery of an acceptable work-around (or fix) for the problem.

      FAULT CORRECTION TIME:

      The between Unisphere receiving and accepting the problem from Siemens and the delivery of an acceptable, final fix for the problem.

3.6 Performance/Fault Statistics

      Unisphere shall provide quarterly Performance/Fault Statistics to Siemens.

      This statistic contains:

      * Number of service requests of every category (Critical, Major, Minor, Query)

      *     Number and percentage of faults fixed in time, in each category

      *     Number and percentage of faults not fixed in time, in each category

      *     Number of On Call Service requests

      *     Number of Bulletin Board Service requests

      *     Number of incorrect escalations

3.7 Repair and Replacement Service

    3.7.1 General

      UNISPHERE will provide a list of all available Spares, the related MTBF and recommended quantity of Spares related to the installed base.

      Access to Unisphere's repair service will be provided to Siemens through the appropriate Unisphere service location, during its normal business hours.

      No Products may be returned without a Returned Materials Authorization
      (RMA) reference number from Unisphere, which authorization shall not be unreasonably delayed or withheld.

      The risk in returned Unit(s) should remain with Siemens until safe receipt by Unisphere, and in repaired or replacement Unit(s) shall remain with Unisphere until safe receipt by Siemens.

      Any contractual limitation of Unisphere's liability shall apply to any repaired, replaced, upgraded or refurbished Unit(s) as if it were the original Unit(s) to which such contractual limitation applied. Unisphere reserves the right to supply refurbished Units as Advanced Replacement or functional equivalent replacement Unit(s).

    3.7.2 Repair and Return Service - In Warranty

      This section details Unisphere's obligations and responsibilities for the services to be offered to Siemens for the repair or replacement (at Unisphere's option) of Unit(s) returned to Unisphere within the stated warranty period as a result of hardware failures within the stated warranty.

      Unisphere shall promptly provide Siemens with a RMA reference number per Unit(s).

      Unisphere undertakes to repair or at its sole option replace with a functional equivalent Unit(s) free of charge any Unit(s) returned to Unisphere which is shown to be defective for causes within its stated warranty cover. Those returned Unit(s), which in Unisphere's opinion are beyond economic repair, shall be replaced by a functional equivalent.

      Unisphere will dispatch the repaired Unit(s) to Siemens within twenty (20) working days of receipt of the faulty Product (or purchase order number if later). If Unisphere is unable to repair the failed Unit(s) within the stated period, Unisphere shall provide a functional equivalent. If Unisphere is unable to provide a functional equivalent, then Unisphere will telephone or fax Siemens an estimated dispatch date which shall be within a 16 week timeframe and will give a credit note of 15% of the commercial invoice value of the delayed Product. Nevertheless such credit note will not limit other rights Siemens may have resulting out of such failure of performance.

      Where a request for repair has been made and there has been no Unit(s) received by Unisphere within 45 Business days of the request, the original request will be closed and Siemens will need to place a new request if still required.

    3.7.3 Repair and Return Service - Out of Warranty

      This section details Unisphere's obligations and responsibilities for the services to be offered to Siemens for the repair or replacement (at Unisphere's option) of Unit(s) returned to Unisphere outside of the stated warranty period.

      Unisphere shall promptly provide Siemens with a RMA reference number per Unit(s).

      Unisphere will, if possible repair Units for a Fee which are returned outside of the warranty period. If returned Unit is beyond economic repair, Unisphere will sell to Siemens spare parts (or comparable alternatives in function for the equipment) for the period set forth in the second paragraph of Section 19.5 of the Master Purchase and Reseller / Distributor Agreement.

      Where a request for repair has been made and there has been no Unit(s) received by Unisphere within 45 Business days of the request, the original request will be closed and Siemens will need to place a new request if still required.

    3.7.4 Advanced Replacement Dead on Arrival

      Unisphere shall provide to Siemens replacement hardware for any unit that is Dead-on-Arrival (DOA) as defined in Section 8.6 of the Master Purchase and Reseller / Distributor Agreement, in return for a faulty item under a new sales order. Siemens shall provide the original Sales Order Number and Unit Serial Number for a Dead on Arrival Unit.

      DOA shall apply to faulty items, that have not been in operation at the Customer's facility, within sixty (60) days of shipment for orders totaling ten or less units, and shall apply to faulty items, that have not been in operation at the Customer's facility, within ninety (90) days of shipment for orders of more than ten units.

      If contacted by 3 p.m. Eastern Time (US) on a Business day, Unisphere will ship a new replacement Product that evening, by fastest commercially available means. If contacted after 3 p.m. ET Unisphere will ship a new replacement Product the next Business day, by fastest commercially available means.

      Siemens shall return the failed Unit(s) within 20 (twenty) Business days of the Advanced Replacement Unit(s) being dispatched from Unisphere.

      If the failed Unit(s) have not been shipped by Siemens within 20 (twenty) Business days, via air freight and insured, with shipping notification received by Unisphere from Siemens, then Siemens will pay Unisphere the full current list price less applicable discounts of the advanced Unit(s). Should the Unit(s) be returned after the time limit, then payment if not already made will still be due. In the event the failed Unit(s) is shipped by Siemens via air freight within twenty (20) business days and said Unit(s) is lost in transit, then Siemens must take immediate steps to notify the freight forwarder; when the freight forwarder declares the Unit(s) to be lost in transit, Siemens must promptly pay Unisphere for said Unit(s).

      There is no charge for this service.

      All Unit(s) supplied will be covered by the full warranty defined in
      Section 13 of the Master Purchase and Reseller / Distributor Agreement. Replacement Units shall have the same warranty as regularly supplied Units.

    3.7.5 Repair and Replacement Service Time Scale (Summary)

       ----------------------------------------------------------------------------------------------------------
       SERVICE                    UNISPHERE'S SHIPMENT TIME          SIEMENS SEND BACK TIME
       ----------------------------------------------------------------------------------------------------------
       Repair and Return          20 working days                    ---
       ----------------------------------------------------------------------------------------------------------
       Advanced Replacement Dead  One Business day (as specified     20 Business days
       on Arrival                 above)
       ----------------------------------------------------------------------------------------------------------

    3.7.6 No Fault Found Handling

      "No Fault Found" (NFF) means that Unisphere is not able to identify a fault on a Product specified in Fault Report from Siemens or Customer. That may have several reasons, e. g.:

      *     Unit is not faulty

      *     Unit with "Sporadic malfunction"

      * With special test equipment/test environment it is not possible to reproduce the error

3.7.6.1 First Time No Fault Found

      Where first time NFF exceeds 30% of dispatches on any Field Replaceable Unit within a 6 month rolling period, then Siemens in conjunction with Unisphere shall similarly investigate and take corrective action.

3.7.6.2 Second and Subsequent Time No Fault Found

      *  Second time NFF:
            If the Unit 's fault history indicates the same fault symptom as that indicated for the first NFF, then that Unit shall be quarantined and subjected to special investigation by Siemens in conjunction with Unisphere.

      * If, following investigation, shows, that the Equipment is found to be functional, it may be reused as a replacement for faulty Units.

      *  Third time NFF:
            Units in this category shall again separated and subjected to special investigation by Unisphere in conjunction with Siemens. Following investigation and per mutual agreement the Units will be scrapped. Unisphere shall provide a replacement.

    3.7.6.3 General No Fault Found Performance Targets

      Where perceived faulty Units have been returned as a result of a known and clearly identified System problem, then, subject to discussion with Siemens, Unisphere would not be compelled to either separate or scrap the Units.

    3.7.7 Repair Reports

      Unisphere will provide quarterly statistics on the Repair and Replacement Service of hardware from Siemens. This report shall contain the performance of the Repair and Replacement Service AND the repair details for each Unit.

      This statistic contains:

      *     Unit(s) repaired/replaced of each type
      *     Number and types of repaired/replaced Unit(s)
      *     Number and types of Unit(s) repaired/replaced in time
      *     Number and types of Unit(s) repaired/replaced not in time
      *     Number and types and percentage of "No Fault Found" - Unit(s)
      * Repair report for all Unit(s) repaired within the last quarter of the year

    3.7.8 EMERGENCY REPLACEMENT SERVICE

      Unisphere agrees, to make available to Siemens Emergency Replacement Service at mutually agreed to terms, conditions and prices. In the event of an emergency condition and to the extent Unisphere can reasonably do so, Unisphere will ship replacement Product and Spares within twenty four
      (24) hours of notification by Siemens, on an exception basis only and so long as Siemens maintains an appropriate spares stock, for the duration of this SLA and for a period of two (2) years thereafter.

      In order to schedule shipment of emergency replacements, Siemens may telephone Unisphere by 3:00PM ET, on a business day for shipment on the next business day.

      Charges for replacement Product will be the current FOB applicable price list price less agreed discounts.

    3.7.9 REFURBISHMENT

      At the request of Siemens, and at a mutually agreed to price, Unisphere shall refurbish Product at current revision level provided by Siemens for reuse. Refurbishment includes maintenance necessary to return the Product to a "like-new" operational and appearance condition that is suitable for its reuse by Siemens.

    3.7.10 Extended Warranty Contract

      Extended Warranty is a contracted extension of Unisphere's original Units warranty, which lengthens the original warranty for a period of one (1) year. Under the Extended Warranty program, the Customer continues to be eligible to return Products to Unisphere for repair with no additional charge per part. On a case by case basis, Unisphere may make available such Extended Warranties to Siemens' Customers, on request by Siemens, at Siemens' expense. Siemens must obtain prior approval from Unisphere before offering this service. If, in the future, Unisphere offers an Extended Warranty program to its resellers on a generally available basis, Unisphere shall notify Siemens of such program and Siemens may participate in such offering.

3.8 BULLETIN BOARD SERVICE

      As an additional form of communication between Siemens and Unisphere, the Bulletin Board Service (or Partner WWW) is more than just an information service. Not only does it function as a medium from which Siemens can gain instant access to Product information regarding Product planning, release documentation, news and procedures, but also as a forum where Siemens can access posted technical solutions.

      The Bulletin Board shall provide always the latest information and Versions and must be updated when information changes.

      The Bulletin Board Service also functions as an interface through which Siemens can receive allotted software updates.

      Unisphere shall provide as a minimum the following information around-the-clock

      *     Logging new problems
      *     New problems report status
      *     Known problem reports
      *     Product planning information
      *     Product release documentation
      *     SW and FW Updates and Patches
      *     SW Releases
      *     New Product feature releases
      *     Engineering changes
      *     Product news
      *     Procedures and operator hints/ technical tips
      * Schedules of training courses and also access to posted technical solutions
      *     Frequently Asked Questions

      A Siemens employee connects via the World Wide Web, identifies himself through a password and is able to download the desired information or programs.

      All information is password protected for security reasons. Unisphere shall use reasonable technical practices to keep the information free and clean of any virus. A password will be provided to specific Siemens support personnel. Login and password information shall not be shared among employees and with third parties, including end users.

      Siemens customers may access a Siemens-maintained mirror of the Unisphere site.

      Siemens has the right to copy or mirror the contents of the Bulletin Board to its own Bulletin Board. Siemens will protect all Unisphere confidential information obtained from the website and only make it available to those Siemens employees directly supporting Unisphere product in accordance with
      Section 14 of the Master Purchase and Reseller / Distributor Agreement.

3.9 TRAINING SERVICE

    3.9.1 General

      Unisphere and Siemens agree to participate in training programs and provide access to personnel, materials and other resources in a manner consistent with the co-operative spirit of their relationship.

      Geographic Considerations

      The "Train the Trainer" Program of this SLA will apply to the following training organizations only: Siemens Center in Munich, Germany, and Unisphere. New locations may be added upon mutual consent. Other Training Services listed herein will be available on a global basis.

    3.9.2 Courseware and Materials

      Unisphere will deliver to Siemens and grant the right to Siemens to use all available materials, courseware, tools, and computer based training packages developed by Unisphere's training departments for any feature release of the Products listed in Annex 1 and the associated technologies free of charge. Siemens will have the right to reproduce this material without any restriction for internal training purpose only, as long as no copyright, trademark of Unisphere or other rights of third parties are affected.

      Access to training materials, courseware, and tools for any other products or other general capabilities provided by either training organization may be agreed to on a case by case basis by Unisphere and Siemens.

    3.9.3 Standard Training Courses

      Unisphere offers a full suite of training courses on all its Products covering the full range of installation, operations, and maintenance of their Products. These courses are available at any of the Unisphere training facilities around the world or at Customer locations. The training courses for the Products listed in Annex 3 to this SLA and the associated technologies will be offered in the English and if available in French, Spanish and German languages.

      Unisphere will provide Siemens personnel and/or Siemens Customers with all Standard Training Courses for the Products listed in Annex 3 to this SLA and the associated technologies that are publicly available from Unisphere at the time of request. If required by Siemens, Unisphere will offer a requested training course not later than 2 months after the time of request for that course. Prices for training have to be negotiated.

    3.9.4 Customized Training Courses

      In addition to Unisphere's regularly scheduled training classes, arrangements for customized training courses can be initiated by contacting one of Unisphere's training facilities. Such courses can be arranged to be held at either a Unisphere facility or at a Customer site and may be made available to Siemens upon request.

      This offering provides for specialized training that is targeted to the specific needs of the individual Customer. Each class is developed according to the specific requirements of the individual Customer. Prices for training have to be negotiated.

    3.9.5 Train the Trainer - Program

      Details of an additional "Train the Trainer" program for Siemens personnel shall be as per Section 3.5 of the Master Purchase and Reseller / Distributor Agreement.


3.10 MISCELLANEOUS

    3.10.1 New Product Introduction

      The New Product Introduction (NPI) process shall be used for the introduction of new Product features and functionality. Maintenance Releases are expressly excluded from the NPI process. The NPI process for Products shall be comprised of the "System Test", "First Office Application", and "Limited Introduction" phases. A Unisphere Product shall have successfully completed the NPI process when it attains "General Availability" status.

      * The parties shall cooperate for the purposes of planning the NPI process as it relates to Product evaluation and post sales and service support.

      * Unisphere shall involve Siemens in its internal NPI process. Such involvement may, upon agreement of the parties, include participation in internal research and development testing.

      * Unless otherwise agreed, Siemens shall be given access to new Unisphere Products at the In-Service Trial or First Office Application phase (as applicable), no later than when they are released to Unisphere's own internal support organizations. The In-Service Trial or First Office Application Versions of the Products (as applicable) may be used by Siemens for internal evaluation purposes only, except with the express prior written consent of Unisphere, such consent to be determined on a case by case basis.

      * Unisphere shall distribute In-Service Trial or First Office Application Versions of the Products (as applicable) only to Siemens' TAC organizations. Siemens shall designate a single point of contact for reporting problems discovered by Siemens during the NPI process.

      * During the NPI, Problem Resolution shall be subject to the process, but not the timeframes, set out in this Annex. The timeframes for Problem Resolution during the NPI process shall be agreed by the Parties.

    3.10.2 Product Acceptance

      Reference Section 8.6 of the Master Purchase and Reseller / Distributor Agreement.

    3.10.3 Additional Installation Service

      Siemens shall provide installation services to its Customers, to include the installation of the Products, in accordance with Siemens' charges and policies. In the event Siemens determines that Unisphere's support is required to complete a given installation, Unisphere shall endeavor to provide such services on a sub-contract basis, at Unisphere's standard time and materials rates.

    3.10.4 EXTRAORDINARY SUPPORT

      Unisphere agrees, to provide extraordinary support (material and/or services) at then current prices and agreed discount schedules to assist Siemens in helping Customer in restoring service which has been disrupted due to catastrophic conditions (fire, flood, etc.). This support shall consist of that level of effort required to provide support in a time frame deemed necessary by Customer and agreed to by Unisphere consistent with resource and manpower limitations of Unisphere.

    3.11 Epidemic Failure Support

      In the event of an epidemic failure (e.g. an identical failure due to the same specifically identified cause in more than five (5) % of the total population of the installed Products in the field wherever located, installed within twelve (12) months prior to the notification by Unisphere of the existence of an epidemic condition, and regardless of the identity of the selling party, and occurring within a period of three (3) consecutive months), the following shall apply:

      * Unisphere shall inform Siemens of the existence of the epidemic condition, the nature thereof, and the significance of the failure

      * Unisphere shall suggest the necessary and appropriate measures in order to remedy the failure

      * Unisphere shall provide free of charge the hardware or software needed to remedy the epidemic condition, but not the labor to install such remedies, for all Products shipped by Unisphere within twelve months prior to the notification by Unisphere of the existence of the epidemic condition; in addition, Unisphere shall compensate Siemens for its labor to install the hardware or software to remedy the epidemic condition up to a maximum of $100,000 per occurrence of an epidemic condition but not in excess of $100,000 per fiscal year quarter.

      * In the event that Siemens requests Emergency Replacement Service, Unisphere may provide the same in accordance with Section 3.7.8 hereof; Unisphere shall use commercially reasonable efforts to supply hardware on an advanced replacement basis subject to availability.

4. ADDITIONAL REQUIREMENTS

4.1 Handling of Older Releases

      Unisphere shall provide Problem Resolution as described in Section 3 for the Minimum Field Release Level. In the event of large networks, if the Customer decides not to upgrade the network due to stability reasons and/or missing advantage of functionality in the new Versions, Unisphere will provide commercially reasonable support for the currently installed Releases outside the Minimum Field Release Level of the Customer, at mutually agreed upon fees.

4.2 Sporadic Malfunctions

      "Sporadic malfunction" shall mean any non-reproducible, intermittent problem, which results in a temporary cessation in Product functionality. In the case of sporadic malfunction of the Products, Unisphere agrees to dispatch the appropriate resources to investigate the malfunction. Unisphere shall use any efforts, including Product upgrades, replacements or workarounds, to correct any problem with the Products, which is identified as the cause of the sporadic malfunction. Sporadic Malfunctions will be escalated in accordance with the Management Escalation Process set out in Section 5.


4.3 Undetermined Problems

      If, during the term of this SLA, System problems arise which cannot be attributed to a specific Product, Unisphere shall promptly assist Siemens in the investigation of the problem as mutually agreed in terms and conditions. If the problem is found to result from the integration or internetworking of the System, the Parties shall work together in accordance with the Management Escalation Process set out in Section 5 to achieve a mutually acceptable solution.

4.4 Design Requirements

      Unisphere shall use any efforts to ensure that any Maintenance Releases and patches are designed in such a way that they can be incorporated into a Customer's System with no disruption of network operations. Wherever possible updates and upgrades will be suitable for remote installation.


4.5 Review Meeting

      Regular Review Meetings will be held between Siemens and Unisphere to discuss the service and any specific issues as they arise. The timing and frequency of these meetings will be by mutual agreement between Unisphere and Siemens.


5. MANAGEMENT ESCALATION PROCESS

      The purpose of any escalation procedure is to ensure that unresolved problems are brought to the appropriate levels of expertise and management for attention and action. This includes, but is not limited to, problems not resolved in the time frames as indicated in Section 3.5.2 - Performance Requirements, problems whose priorities cannot be agreed to, problems that turn into design change requests, undetermined problems, and sporadic problems. For the purposes of this process, escalation time frames to the various levels of management are determined by the requested prioritization of the problem. This escalation process is for post sales support of hardened Product at a Customer site and is not intended for use during lab evaluation of beta or in field trial loads of Product, nor is it intended for use where there is an acceptable proposal for service restoration.

      After the Customer reports the problem, it is the responsibility of the First Line support organization to begin the escalation process and to escalate unresolved problems in a timely and accurate manner.

      The Management Escalation process should involve parallel escalation within both Siemens and Unisphere to insure that both companies are escalating unresolved issues simultaneously.

      It is also the intent of this escalation procedure to properly report escalated issues to non-service groups within the Unisphere and Siemens companies.

      The Table below depicts the committed escalation goals as they it relate to problem management for the Customer. All hours indicated refer to hours during the Business Day, except in the case of Emergency Problems, which will operate on a 7 day by 24-hour clock.

      For the purposes of the Table, "Manager(s)" shall mean "the managing entity of that function, regardless of actual title of his or her position."

      A list of the names of the "Manager(s)", along with their associated phone numbers, will be kept up to date and shared between Siemens and Unisphere on a regular basis.

      For specific customers, more expedient response times may be agreed to on a case by case basis.

      --------------------------------------------------------------------------
      PROBLEM       1ST              2ND              3RD             4TH
      PRIORITY      LEVEL            LEVEL            LEVEL           LEVEL
                    MANAGEMENT       MANAGEMENT       MANAGEMENT      MANAGEMENT
      --------------------------------------------------------------------------
      CRITICAL      immediate        1 hour           4 hours         8 hours
      --------------------------------------------------------------------------
      MAJOR         8 hours          16 hours         24 hours        48 hours
      --------------------------------------------------------------------------
      MINOR         16 hours         N/A              N/A             N/A
      --------------------------------------------------------------------------
      QUERY         40 hours         N/A              N/A             N/A
      --------------------------------------------------------------------------

      Table Problem Escalation Time Frames


      MANAGEMENT LEVEL           ESCALATION POINTS
      1st Level                  Manager, Tech Support
      2nd Level                  VP, Customer Services
      3rd Level                  VP, Engineering and VP, Sales
      4th Level                  President, CEO


6 SERVICE DOCUMENTATION

      Unisphere will provide to Siemens web access to all Product documentation required to service and support the Products, free of charge. Siemens shall make all confidential documentation available only to those of its employees, agents and contractors having a "need to know", and only after they have been advised of its confidential and proprietary nature, and have agreed to protect it. Unisphere will not unreasonably deny access to restricted information in accordance with the preceding sentence. Siemens may copy this documentation for internal distribution only as necessary for the purpose of exercising its rights under this section, and all copies shall include all Unisphere proprietary rights legends contained in or on the original document. All documentation disclosed by Unisphere hereunder shall be subject to the confidentiality provisions set out in
      Article 14 of the Master Purchase and Reseller / Distributor Agreement.


6.1 Commercially Available Documentation

      Unisphere shall provide, when available, access via web or another electronic format, to all technical documents, marketing materials, and other commercially available documentation to Siemens. "Commercially available" documentation means that generally available documentation, which has been assigned a Unisphere part number.

6.2 Internal Documentation

      For all Products Unisphere will make available to Siemens on Unisphere's document server, as soon as it is available, any documentation which Unisphere deems appropriate to provide to Siemens, but which is not commercially available.

   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


ANNEX 2

PRICES / INVOICING


The prices for Services to be provided under this SLA for Level 3 Support of the ERX product shall be [**]% of Product List Price for ALL ordered Product. This service fee will be charged on a per Unit basis at the end of the one year warranty period for each such item of equipment. This fee shall include hardware replacement for the ERX hardware Product.

Pricing and terms for additional product lines will be determined and added via addendum.

Prices will be reviewed annually, and will be billed quarterly in advance.

Unisphere shall also be entitled to invoice Siemens under this Agreement for services provided in connection with all Products that Siemens has purchased prior to the date of this Agreement.

ANNEX 3
LIST OF PRODUCTS

Product Categories:

1.       the ERX product, associated software and accessories;

2.       UMC directory services; and

3.       third party products, associated software and accessories

EXHIBIT E

PRODUCT SPECIFICATIONS


The parties hereby acknowledge and agree that the specifications for the ERX Products are set forth in that documents entitled as follows:.

1.) ERX-700/1400 Edge Routing Switch Release Notes, Release 2.0.0, Published 06/00,Part Number: 162-000124-00, (File: RN2.0.0.pdf)

2.)   ERX Release Overview, last Updated: 6/20/00, (Date: erx.rev2.0.doc)

3.)   Topics: , Last Modified: August 17, 2000, (File:
      erx_product_specifications.doc)

4.)   Topics: , Last Modified: August 17, 2000, (File:
      European_Telecom_standards.doc)

5.)   Topics: , Last Modified: August 17, 2000, (File: ERX_NEBS_Compliance.doc)

6.)   Certificate NEBS Level 1, dated as of November 18, 1999 (File:
      NTS_NEBS1_certificate.doc)

7.)   ERX-700/1400 Command Reference Guide, Release 1.3.0, Published 03/00, Part
      Number: 162-00041-00, (File: Command_Ref_Guide.pdf)

8.) ERX-700/1400 Configuration Guide, Vol. 1, Release 1.3.0, Published 03/00, Part Number: 162-00040-00, (File: Config_Vol1.pdf); and

9.) ERX-700/1400 Configuration Guide, Vol. 2, Release 1.3.0, Published 03/00, Part Number: 162-00048-00, (File: Config_Vol2.pdf).

                                   AGREEMENT

                                    BETWEEN

                    Unisphere Solutions, Inc. ("Unisphere")

                                      AND

                     Siemens Aktiengesellschaft ("Siemens")

WHEREAS, Unisphere and Siemens ICN VD/VT have entered into the "Master Purchase and Reseller / Distributor Agreement" dated AUGUST 1, 2000 regarding the marketing of Products as described therein in a Territory as defined therein ("VD/VT Agreement").

WHEREAS, the Parties intend to extend that VD/VT Agreement to cover the worldwide business activities of Siemens.

NOW, therefore, the Parties agree as follows:

1. The sales and sublicensing rights granted under the VD/VT Agreement shall be extended to all business units of Siemens' ICN and ICM Group and to the Siemens subsidiaries and other Siemens sales channels ("Group Companies").

2. The Territory of ICN's and ICM's resale and sublicense of the Products shall include all countries of the world.

3.   Orders for Products may be issued either by Siemens or by the Group
     Companies.

3.1. The contractual relationship between Unisphere and Siemens' ICN or ICM business units will be based on the terms and conditions as set out in the VD/VT Agreement, provided, however, that the Parties agree to negotiate - generally and on a case by case basis - any modifications of such terms necessary to comply with requirements of Siemens' ICN and ICM business.

3.2. Regarding any direct contractual relationship to be established between Unisphere and Group Companies Siemens will use best efforts to procure that the agreements will be based on the terms and conditions of the VD/VT Agreement except for any special or modified terms which will be separately agreed between Unisphere and the Group Companies concerned (i) at the request of the respective Group company in order to comply with local market conditions or at the request of either Unisphere or of the respective Group Company in order to comply with mandatory provisions of any law or regulation affecting the supply and resale of the Products or
     (ii) at the request of either Unisphere or of the respective Group Company in order to reflect materially relevant differences between the law agreed to in the VD/VT Agreement and the respective law applicable under the agreement between Unisphere and the Group Company.

4. The Parties agree to effect the necessary contractual instruments to implement the principles set forth above and to initiate the conclusion of reseller/distributor agreements between Unisphere and Group Companies.



Date: AUGUST 1, 2000                          Date: 31. 07. 2000
      -------------------------                     -----------------------




/s/ James A. Dolce, Jr.                       /s/ Anthony Maher
-------------------------------               -----------------------------
Unisphere Solutions, Inc.                     Siemens Aktiengesellschaft